                                                                    Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                          Dated as of November 7, 2005

                                  by and among

                      AMERICREDIT FINANCIAL SERVICES, INC.,

                          BAY VIEW CAPITAL CORPORATION

                                       and

                         BAY VIEW ACCEPTANCE CORPORATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS....................................................     1
ARTICLE 2 PURCHASE AND SALE OF THE COMPANY SHARES........................     9
   2.1   Basic Transaction...............................................     9
   2.2   The Closing.....................................................     9
   2.3   Purchase Price..................................................     9
   2.4   Initial Purchase Price Adjustment...............................     9
   2.6   Final Adjustment to Purchase Price..............................    11
   2.7   Deliveries at the Closing.......................................    11
ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION......    11
   3.1   Representations and Warranties of the Seller....................    11
   3.2   Representations and Warranties of the Buyer.....................    13
ARTICLE 4 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY..........    14
   4.1   Organization, Qualification, and Corporate Power................    15
   4.2   Authorization of Transaction....................................    15
   4.3   Noncontravention; Defaults......................................    16
   4.4   Brokers' Fees...................................................    16
   4.5   Capitalization; Subsidiary Equity Interests.....................    16
   4.6   Title to Assets.................................................    17
   4.7   Financial Statements; SEC Reports...............................    17
   4.8   Undisclosed Liabilities.........................................    18
   4.9   Events Subsequent to Most Recent Fiscal Month End...............    18
   4.10  Legal Compliance................................................    19
   4.11  Tax Matters.....................................................    20
   4.12  Real Property...................................................    23
   4.13  Patents, Trademarks and Copyrights..............................    24
   4.14  Tangible Assets.................................................    26
   4.15  Commitments.....................................................    26
   4.16  Interest Rate Risk Management Instruments.......................    28
   4.17  Powers of Attorney..............................................    29
   4.18  Insurance.......................................................    29
   4.19  Litigation......................................................    29
   4.20  Employees and Consultants.......................................    30
   4.21  Employee Benefits...............................................    30
   4.22  Guaranties......................................................    33
   4.23  Environmental Matters...........................................    33
   4.24  Questionable Payments...........................................    34
   4.25  Bank Accounts...................................................    34
   4.26  Labor Relations.................................................    34
   4.27  Accounting and Disclosure Controls; SOXA Compliance.............    34
   4.28  Distributions...................................................    35
   4.29  Receivables.....................................................    35

   4.30  Disclosure......................................................    38
ARTICLE 5 BUYER'S COVENANTS..............................................    39
   5.1   Consummation of Agreement.......................................    39
   5.2   Approval of Third Parties.......................................    39
ARTICLE 6 SELLER'S AND COMPANY'S COVENANTS...............................    40
   6.1   Consummation of Agreement.......................................    40
   6.2   Approvals of Third Parties......................................    40
   6.3   Confidentiality.................................................    41
   6.4   Access..........................................................    41
   6.5   Cooperation.....................................................    41
   6.6   Compliance with Laws............................................    42
   6.7   Business Operations.............................................    42
   6.8   Employee Compensation...........................................    42
   6.9   Relationships with Stockholders, Officers, Directors and
            Employees....................................................    44
   6.10  Other Prohibited Actions........................................    44
   6.11  Payments........................................................    46
   6.12  Insurance.......................................................    46
   6.13  Covenant Not to Compete.........................................    46
   6.14  Covenant Not to Solicit.........................................    47
   6.15  Seller Stockholders' Meeting; Proxy Statement and Proxy.........    48
   6.16  No Shopping.....................................................    49
   6.17  Amendment of Disclosure Schedule................................    51
   6.18  Notification....................................................    52
ARTICLE 7 POST-CLOSING COVENANTS.........................................    52
   7.1   General.........................................................    52
   7.2   Litigation Support..............................................    52
   7.3   Transition......................................................    52
   7.4   Severance Payments..............................................    52
ARTICLE 8 CONDITIONS TO OBLIGATION OF THE BUYER..........................    53
   8.1   Representations and Warranties..................................    53
   8.2   Covenants.......................................................    53
   8.3   Title to the Company Shares.....................................    53
   8.4   Seller Stockholders Approval....................................    54
   8.5   Consents and HSR Act............................................    54
   8.6   Proceedings.....................................................    54
   8.7   No Material Adverse Effect......................................    54
   8.8   Certificate.....................................................    54
   8.9   Records.........................................................    54
   8.10  Employment or Retention Agreements..............................    55
   8.11  Resignations....................................................    55
   8.12  Release.........................................................    55
   8.13  Transition Services Agreement...................................    55
   8.14  Indemnity Account Agreement.....................................    55
   8.15  Broker's Fees...................................................    55
   8.16  Assignment of Derivative........................................    55
   8.17  Side Letter.....................................................    55

   8.18  Deliveries at Closing...........................................    55
ARTICLE 9 CONDITIONS TO OBLIGATION OF THE SELLER.........................    56
   9.1   Representations and Warranties..................................    56
   9.2   Covenants.......................................................    57
   9.3   Seller Stockholders' Meeting....................................    57
   9.4   HSR Act.........................................................    57
   9.5   Proceedings.....................................................    57
   9.6   Certificate.....................................................    57
   9.7   Transition Services Agreement...................................    57
   9.8   Indemnity Account Agreement.....................................    57
   9.9   Side Letter.....................................................    57
   9.10  Tax Dividend....................................................    57
   9.11  Deliveries at Closing...........................................    57
ARTICLE 10 INDEMNIFICATION...............................................    57
   10.1  Survival of Representations and Warranties......................    57
   10.2  Seller's Indemnity..............................................    58
   10.3  Buyer's Indemnity...............................................    58
   10.4  Payment of Claims...............................................    59
   10.5  Limitations on Indemnification..................................    60
   10.6  Other Indemnification Provisions................................    61
ARTICLE 11 TAX MATTERS...................................................    62
   11.1  Responsibility for Filing Tax Returns for Periods through
            Closing Date.................................................    62
   11.2  Closing of the Books............................................    63
   11.3  Straddle Tax Periods............................................    63
   11.4  Responsibility for Filing Tax Returns...........................    63
   11.5  Cooperation on Tax Matters......................................    64
   11.6  Certain Taxes...................................................    64
   11.7  Audit...........................................................    64
   11.8  Refunds.........................................................    65
   11.9  Net Operating Loss Carryovers...................................    65
   11.10 Tax Sharing.....................................................    65
   11.11 Post-Closing Elections..........................................    65
ARTICLE 12 TERMINATION...................................................    65
   12.1  Termination.....................................................    65
   12.2  Effect of Termination...........................................    67
   12.3  Fees, Expenses and Other Payments...............................    67
ARTICLE 13 MISCELLANEOUS.................................................    68
   13.1  Press Releases and Public Announcements.........................    68
   13.2  No Third Party Beneficiaries....................................    69
   13.3  Entire Agreement................................................    69
   13.4  Succession and Assignment.......................................    69
   13.5  Counterparts....................................................    69
   13.6  Headings........................................................    69
   13.7  Notices.........................................................    69
   13.8  Governing Law...................................................    70
   13.9  Amendments and Waivers..........................................    70

   13.10 Severability....................................................    70
   13.11 Construction....................................................    70
   13.12 Incorporation of Exhibits and Schedules.........................    71
   13.13 Specific Performance............................................    71
   13.14 Submission to Jurisdiction......................................    71
   13.15 AmeriCredit Corp................................................    71

Schedule A - Knowledge Persons of the Seller and the Company
Schedule B - Format of Net Book Value Calculation
Schedule C - Financial Statements
Schedule D - Licensed Proprietary Rights and Proprietary Technology Schedule E - Identified Receivables

Exhibit A - Form of Indemnity Joint Account Agreement
Exhibit B - Form of Transition Services Agreement
Exhibit C - Form of Opinion of Counsel of the Seller and Company

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of November 7, 2005, is entered into by and among AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the "Buyer"), for purposes of Section 13.15 of this Agreement only, AMERICREDIT CORP., a Texas corporation ("ACC"), BAY VIEW CAPITAL CORPORATION, a Delaware corporation (the "Seller"), and BAY VIEW ACCEPTANCE CORPORATION, a Nevada corporation (the "Company"). The Buyer, the Seller and the Company are collectively referred to herein as the "Parties."

                                    RECITALS

     WHEREAS, the Seller owns all of the outstanding capital stock of the Company; and

     WHEREAS, the Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller, all of the outstanding capital stock of the Company upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

     Terms not otherwise defined herein shall have the meanings set forth below:

     "Accountants" has the meaning set forth in Section 2.5.

     "Acquisition Proposal" has the meaning set forth in Section 6.16(a).

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Annual Audited Financial Statements" has the meaning set forth in Section 4.7.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

     "Business" has the meaning set forth in Section 6.13(a).

     "Business Day" means any day, other than Saturday or Sunday, on which national banks located in New York, New York are generally open for the conduct of banking business.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Indemnified Parties" has the meaning set forth in Section 10.2.

     "BVCC Derivative" has the meaning set forth in Section 2.4(b).

     "Certificate of Title" has the meaning set forth in Section 4.29(a)

     "Closing" has the meaning set forth in Section 2.2.

     "Closing Cash Amount" has the meaning set forth in Section 2.3(a).

     "Closing Date" has the meaning set forth in Section 2.2.

     "Closing Net Book Value" has the meaning set forth in Section 2.5.

     "COBRA" has the meaning set forth in Section 4.21(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Co-Employee" means any individual whose employment with the Company or any ERISA Affiliate is or has been covered by one or more Client Service Agreements between the Seller and Administaff Companies II, L.P. ("Administaff").

     "Commitments" has the meaning set forth in Section 4.15.

     "Company" has the meaning set forth in the preface above.

     "Company Bylaws" has the meaning set forth in Section 4.1(c).

     "Company SEC Reports" has the meaning set forth in Section 4.7(c).

     "Company Certificate" has the meaning set forth in Section 4.1(c).

     "Company COBRA Employees" has the meaning set forth in Section 6.8(d).

     "Company Shares" means all of the issued and outstanding shares of the common stock, $.01 par value per share, of the Company.

     "Contract" has the meaning set forth in Section 4.29(a).

     "Damages" has the meaning set forth in Section 10.2.

     "Dealer" has the meaning set forth in Section 4.29(a).

     "Delaware Act" means the Delaware General Corporation Law.

     "Derivatives" has the meaning set forth in Section 4.16.

     "Disclosure Schedule" has the meaning set forth in Article 4.

     "Employee Benefit Plan" means (a) any Employee Pension Benefit Plan, (b) any Employee Welfare Benefit Plan, and (c) any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, any Multiemployer Plan, employment agreement, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, one or more of the Severance Plans or other forms of incentive compensation or post-retirement compensation.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Environmental Law" means any foreign, federal, state or local law currently in effect relating to the protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which, with respect to the Seller or the Company, is or has been a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller or the Company.

     "Estimated Closing Balance Sheet" has the meaning set forth in Section 2.4(b).

     "Estimated Net Book Value" means the estimated Net Book Value as of the close of business on the last day of the Estimation Month, as determined pursuant to Section 2.4(b).

     "Estimation Month" means the month immediately preceding the Closing, unless the Closing is anticipated to occur on or prior to the 15th day of the month in which the Closing is anticipated to occur, in which case "Estimation Month" means the penultimate month preceding the Closing.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "ESOP" the meaning set forth in Section 4.21(d).

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Financed Vehicle" has the meaning set forth in Section 4.29(a).

     "Financial Statements" has the meaning set forth in Section 4.7.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, commission, bureau, department, tribunal, instrumentality or authority thereof, or any court or arbitrator (public or private).

     "Hazardous Material" means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as "hazardous," "toxic," "pollutant," "contaminant," "radioactive," or words of similar meaning or effect.

     "HIPAA" has the meaning set forth in Section 4.21(b).

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "indemnifying party" has the meaning set forth in Section 10.4(a).

     "Indemnity Account Agreement" has the meaning set forth in Section 2.3(b).

     "Identified Receivables" means those Contracts set forth on Schedule E attached hereto, as such Schedule is updated for Closing to reflect new additions to such Schedule, pay downs with respect to the receivables underlying such Contracts, the write off of any such Contracts or the Company's obtaining originals or copies of such Contracts.

     "Knowledge" means knowledge of a particular fact or matter, and shall also include what should be known after reasonable inquiry. When the term "Knowledge" is used with reference to the Knowledge of the Seller or the Company, it shall mean the Knowledge of those persons set forth on Schedule A.

     "Lease" has the meaning set forth in Section 4.12(b).

     "Lessee" has the meaning set forth in Section 4.12(b).

     "Liability" means any and all indebtedness, liabilities, obligations, responsibilities, fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including any costs, expenses, interests, reasonable attorneys' fees, disbursements and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

     "License Agreement" the meaning set forth in Section 8.12.

     "Material Adverse Effect" means, with respect to any Party, any event, circumstance, change or effect that, individually or when taken with all such other events, circumstances, changes and effects, has a material adverse effect on the financial condition, properties, business or results of operations of such Party, taken as a whole, or on the ability of such Party to perform its obligations under this Agreement; provided, however, that, in no event shall any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any effect that results from changes affecting any of the industries in which the Company operates generally or the United States economy generally, (b) any effect that results from changes affecting general worldwide economic conditions, and (c) any effect directly resulting from the public announcement or pendency of the transactions contemplated hereby.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 4.7(a).

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4.7(a).

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37) or ERISA Section 4001(a)(3).

     "Net Book Value" means, on a consolidated basis, the assets of the Company less its liabilities, as shown on its balance sheet and prepared on a basis consistent with the Financial Statements and in accordance with GAAP.

     "New Matters" shall have the meaning set forth in Section 6.17.

     "Obligor" has the meaning set forth in Section 4.29(a).

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

     "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries, consistent with past custom and practice, including, but not limited to, underwriting standards and procedures, servicing processes, credit profile of customers, borrowing under existing Warehouse Agreements and Securitization Agreements and the entering into of new securitization agreements (provided, however, that any such securitizations shall (a) be on substantially the same terms and structure as the Company's most recent insured or senior-subordinate transactions, and (b) be structured so as to be treated as secured financings for accounting purposes (a "New Securitization Agreement")).

     "Other Matters" has the meaning set forth in Section 6.17.

     "Parties" has the meaning set forth in the preface above.

     "party to be indemnified" has the meaning set forth in Section 10.4(a).

     "Permits" means any approvals, authorizations, consents, licenses, permits, franchises, security clearances or certificates of a Governmental Body.

     "Permitted Liens" means (a) any lien for Taxes not yet due for which adequate reserves with respect thereto have been set forth in Financial Statements in accordance with GAAP; (b) any statutory lien or contractual landlord's lien or other lien created by operation of law arising in the Ordinary Course of Business with respect to a Liability that is not yet due; (c) retention of title agreements with suppliers entered into in the Ordinary Course of Business; (d) liens securing any indebtedness of the Company or its Subsidiaries set forth in the Financial Statements; and (e) such imperfections of title and non-monetary liens as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise materially impair business operations involving such properties.

     "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Body.

     "Post-Closing Schedule" has the meaning set forth in Section 2.5.

     "Pre-Closing Tax Period" has the meaning set forth in Section 11.3.

     "Preliminary Closing Schedule" has the meaning set forth in Section 2.4(b).

     "Preliminary Proxy Statement" has the meaning set forth in Section 6.15(b).

     "Proprietary Rights" means (a) all patents, patent applications, industrial designs and patent disclosures, together with all reissuances, continuations, continuations-in-part, renewals, divisionals, reissues, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and proprietary know-how or show-how, (f) all moral rights including without limitation any rights of paternity or integrity, and right of restraint, any right to claim authorship of any of the foregoing, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any of the foregoing, whether or not such would be prejudicial to honor or reputation, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless whether or not such right is denominated or generally referred to as a "moral" right, (g) rights of publicity and privacy related to the use of the names, likenesses, voices, signatures and biographical information of real persons; licenses, immunities, covenants not to sue relating to any of the foregoing, (h) all licenses, agreements or other contractual rights with respect to any of the foregoing or any Proprietary Technology, and (i) all other intellectual property or proprietary rights protectible as a matter of law.

     "Proprietary Technology" means all technology, inventions (including compositions, articles of manufacture, processes and apparatus), works of authorship, writings and documentation and other tangible items (including, without limitation, materials, samples, components, tools, and other operating devices), confidential business information (including ideas, concepts, research and development, formulas, compositions, methodologies, operation or manufacturing and production processes and techniques, technical and engineering data, privacy data and non-public personal information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, credit scoring algorithms, credit scorecards and underwriting processes), all computer software (including data and related documentation) and all copies and tangible embodiments thereof (in whatever form or medium).

     "Proxy Statement" has the meaning set forth in Section 6.15(b).

     "Purchase Price" has the meaning set forth in Section 2.3(a).

     "Residual Line" has the meaning set forth in Section 4.15(d).

     "Restricted Account" has the meaning set forth in Section 2.3(b).

     "Restricted Amount" has the meaning set forth in Section 2.3(b).

     "Restricted Period" has the meaning set forth in Section 6.13(a).

     "SEC" means the Securities and Exchange Commission.

     "Securitization Agreement" has the meaning set forth in Section 4.15(c).

     "Security Interest" means any mortgage, pledge, lien, encumbrance, security interest, charge, claim, restriction (whether on voting, sale, transfer or disposition or otherwise), reservation of title or other encumbrance, whether imposed by agreement, understanding, law or otherwise, other than restrictions on transfer imposed by applicable federal or state securities laws.

     "Seller" has the meaning set forth in the preface above.

     "Seller Indemnified Parties" has the meaning specified in Section 10.3.

     "Seller Pension Plans" has the meaning set forth in Section 4.21(d).

     "Seller Plan" or "Seller Plans" has the meaning set forth in Section
4.21(a).

     "Seller Representatives" has the meaning set forth in Section 6.16(a).

     "Seller Stockholders' Meeting" has the meaning set forth in Section
6.15(c).

     "Severance Plans" has the meaning set forth in Section 6.8(b).

     "Side Letter" has the meaning set forth in Section 8.16.

     "SOXA" means the Sarbanes-Oxley Act of 2002, including all rules and regulations relating thereto.

     "Straddle Tax Period" has the meaning set forth in Section 11.3.

     "Superior Proposal" has the meaning set forth in Section 6.16(c).

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

     "Subsidiary Formation Documents" has the meaning set forth in Section
4.1(c).

     "Subsidiary Governance Documents" has the meaning set forth in Section 4.1(c).

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Tax Sharing Agreement" means that certain Tax Sharing Agreement, effective as of May 1, 2002, by and among Bay View Bank, N.A., the Company and the other parties signatory thereto.

     "Third Party Claim" has the meaning set forth in Section 10.5(c).

     "Transition Services Agreement" has the meaning set forth in Section 8.13.

     "Warehouse Agreement" has the meaning set forth in Section 4.15(d).

                                    ARTICLE 2
                     PURCHASE AND SALE OF THE COMPANY SHARES

     2.1 BASIC TRANSACTION. On the Closing Date and subject to the terms and conditions set forth in this Agreement, the Seller will sell, assign, transfer and deliver to the Buyer all of the Company Shares, free and clear of any and all Security Interests of any kind or nature whatsoever.

     2.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202, commencing at 9:00 a.m. local time. The Closing shall occur on the second Business Day following the day on which the conditions to the obligations of the Parties set forth in Article 8 and Article 9 (other than those to be satisfied at the Closing) shall have been satisfied or waived, or at such other time as shall be agreed upon by the Parties (the "Closing Date"). The Parties agree to use their commercially reasonable efforts to cause the Closing to occur on the first day of the month in which the Closing occurs.

     2.3 PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Company Shares, the Buyer shall:

          (a) At the Closing, pay to the Seller an amount equal to $62,500,000, as adjusted pursuant to Section 2.4, less the Restricted Amount, by wire transfer in immediately available funds to a bank account specified by the Seller in writing to the Buyer (the "Closing Cash Amount") (the term "Purchase Price" shall mean the $62,500,000 as adjusted pursuant to Section 2.4); and

          (b) At the Closing, deliver an amount equal to two percent (2%) of the Purchase Price (the "Restricted Amount"), to a restricted account in the name of the Seller (the "Restricted Account"), to be administered in accordance with the Indemnity Joint Account Agreement, substantially in the form attached hereto as Exhibit A (the "Indemnity Account Agreement").

     2.4 INITIAL PURCHASE PRICE ADJUSTMENT.

          (a) At the Closing, the Purchase Price shall be determined by increasing or decreasing the sum of $62,500,000, by the amount, if any, by which the Estimated Net Book Value as of the close of business on the last day of the Estimation Month is more or less than $62,500,000, multiplied by 1.03.

          (b) For purposes of determining the Estimated Net Book Value as of the last day of the Estimation Month, the Seller shall provide to the Buyer at least five (5) but no more than ten (10) days prior to the Closing a statement (the "Preliminary Closing Schedule") consisting of: (i) an estimated consolidated balance sheet of the Company as of the last day of the Estimation Month (the "Estimated Closing Balance Sheet"), (ii) a calculation of the Estimated Net Book Value based on the Estimated Closing Balance Sheet, and (iii) a calculation of the Purchase Price, as adjusted in accordance with Section 2.4(a), set forth in reasonable detail. The calculation of the Estimated Net Book Value shall be set out in the format attached hereto as Schedule B. The Preliminary Closing Schedule (and each component thereof) shall be prepared on a basis consistent with the Financial Statements and in accordance with GAAP and shall include all material back-up or supporting data used in the preparation of the Preliminary Closing Schedule; provided, however, that for purposes of calculating the Estimated Net Book Value (A) all accounts receivable that have arisen subsequent to June 30, 2005 and which have been accounted for as if they were held for sale shall be accounted for as if they were held for investment, with loan loss reserves provided therefor in accordance with GAAP and on a basis consistent with how the Company has accounted for its other receivables held for investment shown in the Financial Statements, and (B) if that certain interest rate swap, ID# 416914B (the "BVCC Derivative") has not been assigned by the Seller to the Company prior to the last day of the Estimation Month, then the amount of the BVCC Derivative that is shown on the books and records of the Company shall be excluded from the calculation of Estimated Net Book Value; provided, further, however, that for purposes of calculating the Estimated Net Book Value, no adjustment shall be made to the carrying value of the Identified Receivables (including, without limitation, the establishment of any specific reserves with respect thereto). Within three (3) days of its receipt of the Preliminary Closing Schedule, the Buyer shall notify the Seller whether the Buyer agrees with such Preliminary Closing Schedule and the calculation of the Estimated Net Book Value or disputes such Preliminary Closing Schedule and the calculation of the Estimated Net Book Value, in the latter case specifying in reasonable detail the points of disagreement and the Buyer's calculation of the Estimated Net Book Value. If any such dispute relating to or an item or items that in the aggregate exceed $100,000 cannot be resolved to the satisfaction of both the Seller and the Buyer prior to the Closing, then all such amounts that are in dispute relating to or an item or items that in the aggregate exceed $100,000 shall be placed in the Restricted Account at Closing.

     2.5 POST-CLOSING RECONCILIATION. As soon as practicable, but in any event within thirty (30) days after the Closing Date, the Buyer will prepare and deliver to the Seller a statement (the "Post-Closing Schedule") showing the Buyer's calculation of the Net Book Value as of the close of business on the day immediately preceding the Closing Date (the "Closing Net Book Value"), all in reasonable detail. The calculation of the Closing Net Book Value shall be set out in the format attached hereto as Schedule B. The Post-Closing Schedule (and each component thereof) shall be prepared on a basis consistent with the Financial Statements and in accordance with GAAP and shall include all material back-up or supporting data used in the preparation of the Post-Closing Schedule; provided, however, that for purposes of calculating the Closing Net Book Value
(A) all accounts receivable that have arisen subsequent to June 30, 2005 and which have been accounted for as if they were held for sale shall be accounted for as if they were held for investment, with loan loss reserves provided therefor in accordance with GAAP and on a basis consistent with how the Company has accounted for its other receivables held for investment shown in the Financial Statements, and (B) if the BVCC Derivative has not been assigned by the Seller to the Company as of the close of business on the day immediately preceding the Closing Date, then the amount of the BVCC Derivative that is shown on the books and records of the Company shall be excluded from the calculation of the Closing Net Book Value (and the Parties agree that if the BVCC Derivative has not been so assigned and has been excluded from the calculation of the Closing Net Book Value then the Seller shall be entitled to cancel the BVCC Derivative and retain any and all benefits therefrom), provided, further, however, that for purposes of calculating the Closing Net Book Value, no adjustment shall be made to the carrying value of the Identified Receivables (including, without limitation, the establishment of any specific reserves with respect thereto). The Seller will, within ten (10) days of receipt of the Post-Closing Schedule showing the Closing Net Book Value, and such back-up or supporting data, notify the Buyer of the Seller's acceptance of the Post-Closing Schedule or non-acceptance of the Post-Closing Schedule. If the Seller does not give notice of any disagreement with the Post-Closing Schedule within such ten (10) day period, then the Seller shall be deemed to have accepted the Post-Closing Schedule. If the Seller gives notice to the Buyer that the Seller does not agree with or accept the Post-Closing Schedule, the Seller shall describe in such notice in reasonable detail the basis for the Seller's disagreement. The Buyer and the Seller will endeavor to resolve any disagreement within ten (10) days of the receipt by the Buyer of such notice. If the Buyer and the Seller are unable to resolve any such disagreement, the dispute shall be promptly referred to a reputable firm of independent accountants mutually agreed upon by the Buyer and the Seller (the "Accountants"), whose costs shall be divided between the Buyer and the Seller pro rata based upon the discrepancy between the amounts in dispute claimed versus the amount in dispute determined to be properly included in (or excluded from) the Closing Net Book Value. The decision of the Accountants shall be rendered within forty-five (45) days of the referral of such matter to the Accountants and the decision of the Accountants shall be final and binding on the Buyer and the Seller.

     2.6 FINAL ADJUSTMENT TO PURCHASE PRICE. Upon the final determination of the Closing Net Book Value pursuant to Section 2.5:

          (a) if the Closing Net Book Value is less than the Estimated Net Book Value the amount of the difference, multiplied by 1.03, shall be paid in cash
(i) first, from any disputed amounts that have been placed in the Restricted Account, and then (ii) by the Seller to the Buyer by certified check or wire transfer (to an account designated in writing by the Buyer), all within two (2) Business Days of such determination; and

          (b) if the Closing Net Book Value is greater than the Estimated Net Book Value the amount of the difference, multiplied by 1.03, shall be paid in cash (i) first, from any disputed amounts that have been placed in the Restricted Account, and then (ii) by the Buyer to the Seller by certified check or wire transfer (to an account designated in writing by the Seller), all within two (2) Business Days of such determination.

     2.7 DELIVERIES AT THE CLOSING. At the Closing, (a) the Seller and/or the Company, as appropriate, will deliver to the Buyer the various certificates, instruments, and documents referred to in Article 8 hereof, (b) the Seller will deliver to the Buyer stock certificates representing all of the Company Shares, duly endorsed in blank or accompanied by duly executed assignment documents, and
(c) the Buyer will deliver to the Seller and to the Restricted Account, as applicable, the consideration specified in Section 2.3 above.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

     3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1, except for representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), as set forth herein.

          (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Seller has the requisite corporate power and authority and is in possession of all Permits necessary for it to own, lease, operate and otherwise hold its properties and assets, and to carry on its business as it is now being conducted, other than those Permits the failure of which to possess could not reasonably be expected to result in a Material Adverse Effect on the Seller. The Seller is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, other than where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect on the Seller.

          (b) Authorization of Transaction. The Seller has the requisite corporate power and authority to execute and deliver this Agreement, and the other agreements and instruments contemplated hereby, and to perform its obligations hereunder and thereunder, provided, however, that the performance of the Seller's obligation to transfer the Company Shares shall be subject to the approval of the Seller's stockholders. This Agreement has been, and the agreements and instruments to be executed and delivered by the Seller in connection herewith will be, on or prior to the Closing Date, duly executed and delivered, and constitute, or upon execution and delivery will constitute, the valid and legally binding obligations of the Seller, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except for filing the Proxy Statement as required under the Exchange Act with respect to stockholder approval and except as required under the HSR Act, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention; Defaults. Neither the execution and the delivery of this Agreement, or the other agreements and instruments contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will
(i) assuming the expiration of or grant of early termination of all applicable waiting periods under the HSR Act, and, with respect to the transfer of the Company Shares, the approval of the Seller's stockholders, violate any constitution, statute, regulation or rule, (ii) violate any Order specifically applicable to the Seller or other material restriction of any Governmental Body or court to which the Seller is subject, (iii) violate the charter or bylaws of the Seller, or (iv) except as could not reasonably be expected to result in a Material Adverse Effect on the Seller, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Seller is a party or by which the Seller is bound or to which any of the Seller's assets are subject. There is no pending or, to the Knowledge of the Seller, threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Body against or affecting the Seller, involving or to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might reasonably be expected to affect the right of the Buyer to acquire or own the Company Shares, or the right of the Company and its Subsidiaries to operate their businesses in substantially the manner in which they currently are operated.

          (d) Brokers' Fees. Except as set forth in Section 3.1(d) of the Disclosure Schedule, the Seller has not incurred any commitment or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement which could result in any Liabilities or obligations of the Buyer, the Company or its Subsidiaries.

          (e) Company Shares. The Seller holds good and marketable title to the Company Shares (other than restrictions on marketability imposed by federal or state securities laws or that arise as a result of the fact that the Company Shares are not listed for trading on any securities market or national securities exchange), free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any kind or nature whatsoever. The Seller holds of record and beneficially all of the issued and outstanding Company Shares. The Seller is not a party to any option, warrant, purchase right, or other contract or Commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company or any of its Subsidiaries (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries.

          (f) Required Vote of Seller Board. The board of directors of the Seller has, at a meeting duly called and held, approved and declared advisable this Agreement.

          (g) Required Vote of Seller Securityholders. The affirmative vote of the holders of a majority of the outstanding shares of the Seller's common stock is the only vote required to approve and adopt this Agreement. No other vote of the securityholders of the Seller is required by law, the Seller's certificate of incorporation or bylaws or otherwise in order for the Seller to consummate the transactions contemplated hereby.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller and the Company as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2, except for representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) as set forth herein.

          (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has the requisite corporate power and authority and is in possession of all Permits necessary for it to own, lease, operate and otherwise hold its properties and assets, and to carry on its business as it is now being conducted, other than those Permits the failure of which to possess could not reasonably be expected to result in a Material Adverse Effect on the Buyer. The Buyer is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, other than those jurisdictions where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect on the Buyer.

          (b) Authorization of Transaction. The Buyer has the requisite corporate power and authority to execute and deliver this Agreement, and the other agreements and instruments contemplated hereby, and to perform its obligations hereunder and thereunder. This Agreement has been, and the agreements and instruments to be executed and delivered by the Buyer in connection herewith will be, on or prior to the Closing Date, duly executed and delivered by the Buyer, and constitute, or upon execution and delivery will constitute, the valid and legally binding obligations of the Buyer, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as required under the HSR Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention; Defaults. Neither the execution and the delivery of this Agreement, or the other agreements and instruments contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will except as could not reasonably be expected to result in a Material Adverse Effect on the Buyer, (i) assuming the expiration of or grant of early termination of all applicable waiting periods under the HSR Act, violate any constitution, statute, regulation, or rule, (ii) violate any Order specifically applicable to the Buyer or other restriction of any Governmental Body or court to which the Buyer is subject or any provision of its charter or bylaws, or
(iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Buyer is a party or by which the Buyer is bound or to which any of the Buyer's assets are subject.

          (d) Brokers' Fees. The Buyer has not incurred any commitment or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement which could result in any Liabilities or obligations of the Seller or the Company.

          (e) Funds. The Buyer has, and prior to the Closing Date will have, sufficient funds available to satisfy the obligation to pay the Purchase Price.

          (f) Knowledge of Breach. The Buyer has no actual knowledge (based solely upon written materials received by the Buyer from the Seller or the Company prior to the date hereof) of a material breach of the representations and warranties of the Seller or the Company set forth in Section 3.1 or Article 4 of this Agreement. The parties agree that the Company and the Seller may use such actual knowledge as a defense to a claim by the Buyer alleging a breach of the Seller's or the Company's representations and warranties under Section 3.1 or Article 4 of this Agreement relating to such actual knowledge.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

          The Company and the Seller, jointly and severally, represent and warrant to the Buyer as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except for representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date, except as set forth in the disclosure schedule delivered by the Seller and the Company to the Buyer on the date hereof (the

"Disclosure Schedule"), as set forth herein. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

     4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.

     Other than as set forth in Section 4.1 of the Disclosure Schedule:

          (a) The Company and each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or other power and authority necessary to enable it to own, lease, operate or otherwise hold its properties and assets, and to conduct its business as currently conducted.

          (b) The Company and each Subsidiary of the Company is duly qualified to conduct business in each jurisdiction where the nature of its business or its ownership, operation or leasing of its properties and assets make such qualification necessary. Section 4.1(b) of the Disclosure Schedule lists each jurisdiction where the Company and each of its Subsidiaries is required to be so qualified.

          (c) The Seller has delivered to the Buyer true, correct and complete copies of the certificate of incorporation of the Company, as amended (as so amended, the "Company Certificate"), and the bylaws of the Company, as amended (as so amended, the "Company Bylaws"), together with true, correct and complete copies of the formation documents of each of the Company's Subsidiaries, as amended (as so amended, the "Subsidiary Formation Documents"), and the bylaws or similar governing documents of each of the Company's Subsidiaries, as amended (as so amended, the "Subsidiary Governance Documents").

          (c) The Company Certificate, the Company Bylaws, the Subsidiary Formation Documents, and the Subsidiary Governance Documents in the forms delivered to the Buyer are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any of its Subsidiaries.

          (d) Neither the Company nor any of its Subsidiaries is in violation of any provision of the Company Certificate, the Company Bylaws, the Subsidiary Formation Documents, or the Subsidiary Governance Documents.

     4.2 AUTHORIZATION OF TRANSACTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and the other agreements and instruments contemplated hereby, and to perform its obligations hereunder and thereunder; provided, however, that the performance of any of the Company's obligations related to the actual transfer of the Company Shares by the Seller shall be subject to the approval of the Seller's stockholders. This Agreement has been, and the agreements and instruments to be executed and delivered by the Company in connection herewith will be, on or prior to the Closing Date, duly executed and delivered by the Company, and constitutes, or upon execution and delivery will constitute, the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as required under the HSR Act and as set forth on Section 4.2 of the Disclosure Schedule, the Company need not give notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

     4.3 NONCONTRAVENTION; DEFAULTS. Neither the execution and the delivery of this Agreement, or the other agreements and instruments contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will (a) assuming the expiration of or grant of early termination of all applicable waiting periods under the HSR Act, violate any constitution, statute, regulation or rule, (b) violate any Order applicable to the Company or any of its Subsidiaries, or other material restriction of any Governmental Body or court to which the Company or any of its Subsidiaries is subject, (c) violate any provision of the Company Certificate, Company Bylaws, Subsidiary Formation Documents or Subsidiary Governance Documents, or (d) except as set forth in
Section 4.3(d) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Company or any of its Subsidiaries is a party or by which any of them are bound or to which any of their assets are subject.

     4.4 BROKERS' FEES. Except as set forth in Section 3.1(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any commitment or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transaction with the Buyer contemplated by this Agreement which would result in any Liabilities or obligations of the Buyer, the Company or any of its Subsidiaries.

     4.5 CAPITALIZATION; SUBSIDIARY EQUITY INTERESTS.

          (a) The authorized capital stock of the Company consists of 1,000 shares of stock, $.01 par value per share, all of which are designated as common stock. The only issued and outstanding shares of capital stock of the Company are the Company Shares, all of which are duly authorized, validly issued, fully paid and nonassessable, and the issuance thereof was in compliance with all applicable laws and not subject to any preemptive rights. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any shares of its capital stock (other than the rights of the Buyer under this Agreement). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Company Shares. There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock.

          (b) Each outstanding share of capital stock or other equity ownership interest of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Section 4.5(b) of the Disclosure Schedule, each such share or other equity ownership interest is owned by the Company or another Subsidiary of the Company free and clear of any Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands of any kind or nature whatsoever. Except as set forth in Section 4.5(b) of the Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company's Subsidiaries to issue, sell or otherwise cause to become outstanding any of such Subsidiary's capital stock; (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary; (iii) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any of the Company's Subsidiaries; and (iv) there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any of the capital stock of any of the Company's Subsidiaries.

          (c) Section 4.5(c) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation; (ii) the number of shares of authorized capital stock of each class of its capital stock; (iii) the number of issued and outstanding shares of each class of its capital stock; (iv) the names of the holders thereof and the number of shares held by each such holder; and (v) the number of shares of its capital stock held in treasury. The Company has no Subsidiaries and does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any Person, other than as set forth in Section 4.5 of the Disclosure Schedule.

     4.6 TITLE TO ASSETS. Except as set forth in Section 4.6 of the Disclosure Schedule, the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for Permitted Liens (all of which shall be set forth in Section 4.6 of the Disclosure Schedule) and except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     4.7 FINANCIAL STATEMENTS; SEC REPORTS.

          (a) Attached hereto as Schedule C are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the fiscal years ended December 31, 2002, 2003 and 2004, including the notes thereto (the "Annual Audited Financial Statements") for the Company and its Subsidiaries; and (ii) unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows (the "Most Recent Financial Statements") as of and for the nine (9) months ended September 30, 2005 (the "Most Recent Fiscal Month End") for the Company and its Subsidiaries. The Financial Statements (including the notes contained in the Annual Audited Financial Statements) are true, correct and complete, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal and recurring year-end adjustments (which, to the Knowledge of the Seller and the Company as of the date hereof, will not be material individually or in the aggregate) and to the absence of footnote disclosure.

          (b) Section 4.7(b) of the Disclosure Schedule lists, and the Seller and the Company have made available to the Buyer copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by the Company or its Subsidiaries since December 31, 2003.

          (c) The Company and its Subsidiaries have filed all forms, reports, schedules, statements and documents required to be filed by any of them with the SEC since January 1, 2003 (collectively, the "Company SEC Reports") pursuant to the federal securities laws and the regulations of the SEC promulgated thereunder, and all Company SEC Reports have been filed in all material respects on a timely basis. The Company SEC Reports were prepared in accordance, and complied as of their respective filing dates or dates of amendment in all material respects, with the applicable requirements of the Exchange Act, the Securities Act, SOXA and the rules and regulations promulgated thereunder and did not at the time they were filed (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.8 UNDISCLOSED LIABILITIES. Except as shown in Section 4.8 to the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities (and, to the Seller's and the Company's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any of its Subsidiaries giving rise to any Liabilities), except for (a) Liabilities set forth in the Most Recent Balance Sheet, (b) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (c) Liabilities arising under or in connection with this Agreement.

     4.9 EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Except as shown in
Section 4.9 of the Disclosure Schedule, since the Most Recent Fiscal Month End, there has not been any event or occurrence that could reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries. Without limiting the generality of the foregoing, except as shown in Section 4.9 of the Disclosure Schedule and except for transactions in the Ordinary Course of Business pursuant to the Warehouse Agreements and Securitization Agreements, since the Most Recent Fiscal Month End neither the Company nor any of its Subsidiaries has:

          (a) contracted for or paid any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate;

          (b) incurred any indebtedness for borrowed money or issued or sold any debt securities in excess of $50,000 in the aggregate;

          (c) mortgaged, pledged or subjected to any Security Interest or other charge any of its properties or assets;

          (d) paid more than $50,000 on any indebtedness prior to the due date, or forgiven or canceled any debts or claims involving more than $50,000 in the aggregate;

          (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could or does materially and adversely affect its business;

          (f) other than with respect to the servicing of Contracts in the Ordinary Course of Business, acquired or disposed of more than $50,000 of assets in the aggregate or incurred more than $50,000 of Liabilities or obligations in the aggregate;

          (g) other than with respect to the servicing of Contracts in the Ordinary Course of Business, written up or written down, in either case by more than $50,000, the carrying value of any of its assets;

          (h) changed the costing system or depreciation methods of accounting for its assets;

          (i) other than with respect to the servicing of Contracts in the Ordinary Course of Business, waived any rights with a value in excess of $50,000 in the aggregate or waived or forgiven any claims with a value in excess of $50,000 in the aggregate;

          (j) lost or terminated any employees, customers, Dealers or suppliers that could or does materially and adversely affect its business;

          (k) increased the compensation of any employee, entered into any employment, compensation, consulting or collective bargaining agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement, in each case in a manner that would have been prohibited by Section 6.8 or Section 6.9 if it had occurred after the date of this Agreement;

          (l) entered into any contract or agreement with any of to its affiliates, any family member of any of its affiliates (the word "family" to include any spouse, lineal ancestor or descendant (natural or adopted), brother or sister, or their spouses, or any trust for the benefit of any of the above), or any Person that is an affiliate of any family member of any of its affiliates;

          (m) entered into, adopted or amended any Employee Benefit Plan; or

          (n) entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

     4.10 LEGAL COMPLIANCE.

          (a) Except as disclosed in Section 4.10(a) of the Disclosure Schedule, the Company and each of its Subsidiaries has been since January 1, 2004 and is, and their operations are being conducted, in material compliance with all applicable laws and Orders applicable to the Company and its Subsidiaries.

          (b) The Company and each of its Subsidiaries, has in effect and is in compliance with all necessary Permits for it to own, lease or otherwise hold and to operate its properties and assets and to carry on its business and operations as now conducted. Section 4.10(b) of the Disclosure Schedule sets out all such Permits. Neither the Company nor any of its Subsidiaries has received notice of any defaults under, or violations of, any such Permit. The consummation of the transaction contemplated herein would not cause the revocation or cancellation of any such Permit. There are no proceedings pending or, to the Knowledge of the Seller or the Company, threatened which may result in the revocation, cancellation, termination or suspension, or any adverse modification of any such Permit. There are no disciplinary actions under any such Permits pending or, to the Knowledge of the Seller or the Company, threatened in writing, against the Company, any of its Subsidiaries or any of their respective officers, directors or employees. The Seller and the Company have delivered to the Buyer copies of all Permits required to operate the business as presently conducted.

          (c) Since January 1, 2004 none of the Company or any of its Subsidiaries (i) has been subject to any Order with respect to any actual or alleged non-compliance with applicable law or Permits, or (ii) has received any written notice from any Governmental Body with respect to any actual or alleged non-compliance with applicable laws or Permits or the enforcement of any applicable laws or Permits. None of the Company or any of its Subsidiaries, or any current executive officer or director of the Company, or current executive officer or director of any of its Subsidiaries, has ever been convicted of any felony related to the operation of the Company or any of its Subsidiaries.

     4.11 TAX MATTERS. Except as described in Section 4.11 of the Disclosure
Schedule:

          (a) Each of the Company and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid.

          (b) Each Affiliated Group has filed all income Tax Returns that it was required to file for each taxable period during which any of the Company and its Subsidiaries was a member of the group. All such Tax Returns were correct and complete (i) in all respects in so far as they relate to the Company or any of its Subsidiaries and (ii) in all material respects in so far as they do not relate to the Company or any of its Subsidiaries. All income Taxes owed by any Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Company and its Subsidiaries was a member of the group.

          (c) Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

          (d) No written claim and, to the Knowledge of the Seller and the Company, no non-written claim, has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries has filed Tax Returns does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (e) Each of the Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (f) No action or proceeding for the assessment or collection of any Taxes is pending, proposed in writing or, to the Knowledge of the Seller and the Company, otherwise proposed against the Company or any of its Subsidiaries, and no deficiency, assessment or other claim for any Taxes has been asserted or raised in writing or, to the Seller's and the Company's Knowledge, been otherwise asserted or raised, by any taxing authority in connection with an audit or examination of any Tax Return that has not been paid or settled.

          (g) To the Knowledge of the Seller and the Company, no audit of any Tax Return of the Company or any of its Subsidiaries is threatened.

          (h) There are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP.

          (i) Since January 1, 2002, neither the Company, any of its Subsidiaries or any Affiliated Group that has or had the Company or any of its Subsidiaries as a member, has made any material change in tax reporting method, received a ruling from any taxing authority or signed an agreement with regard to Taxes which would have a continuing effect on the Company or any of its Subsidiaries after the Closing Date.

          (j) No Tax Returns for the Company, any of its Subsidiaries or any Affiliated Group that has or had the Company or any of its Subsidiaries as a member, have been audited by any applicable taxing authority (or the applicable statute of limitations for assessment of Taxes for such periods has expired) for such periods through and including December 31, 2004 and no issue has been raised by any applicable taxing authority in any audit of the Company, any of its Subsidiaries or any Affiliated Group that has or had the Company or any of its Subsidiaries as a member, that, if raised with respect to any other period not so audited, could reasonably be expected to result in a proposed deficiency for any period not so audited.

          (k) There are no outstanding requests, agreements, consents or waivers or, to the Knowledge of the Seller and the Company, any requests by any taxing authorities to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, any of its Subsidiaries or any Affiliated Group that has or had the Company or any of its Subsidiaries as a member, and no power of attorney granted by the Company, any of its Subsidiaries or any Affiliated Group that has or had the Company or any of its Subsidiaries as a member, with respect to any Taxes is currently in force.

          (l) Neither the Company, nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes, other than the Tax Sharing Agreement.

          (m) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code

Section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code
Section 162(m) (or any corresponding provision of state, local or foreign Tax law).

          (n) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

          (o) Each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

          (p) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

               (i) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

               (ii) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income tax law);

               (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or

               (iv) prepaid amount received on or prior to the Closing Date.

          (q) Neither the Company nor any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

          (r) Section 4.11(r) of the Disclosure Schedule lists all federal, state, local and foreign income and franchise Tax Returns filed with respect to the Company or any of its Subsidiaries for the three-year period ending on (and including) the Closing Date, indicating those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit by any Tax Authority, examination reports, and statements of deficiencies assessed against, or agreed to by the Company or any of its Subsidiaries for the three-year period ending on (and including) the Closing Date.

          (s) None of the Company, any of its Subsidiaries or any Affiliated Group that the Company or any of its Subsidiaries is a member is or has been a beneficiary or has otherwise participated in: (i) any listed transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(2); (ii) any transaction that was required to be registered as a "tax shelter" pursuant to Section 6111 of the Code, or (iii) any transaction subject to comparable provisions of state law. None of the Company, any of its Subsidiaries or any Affiliated Group that the Company or any of its Subsidiaries is a member of or has been beneficiary or has otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1) which would have a continuing effect on the Company or any of its Subsidiaries after the Closing Date.

          (t) Neither the Company nor any of its Subsidiaries is liable for Taxes to any foreign taxing authority. Neither the Company nor any of its Subsidiaries has had a permanent establishment in any foreign country as defined in the applicable tax treaty or convention between the United States and such foreign country.

          (u) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by the Company and the Internal Revenue Service has not proposed any adjustment or change in accounting method for the Company or any of its Subsidiaries.

          (v) Neither the Company nor any of its Subsidiaries is a party in any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (w) As of December 31, 2004, the Seller had no net operating loss carryovers, capital loss carryovers or tax credit carryovers that were generated by or were otherwise properly allocable to the Company and its Subsidiaries. The Seller does not reasonably expect that, as of the Closing Date, the Company or any of its Subsidiaries will have any net operating loss carryovers, capital loss carryovers or tax credit carryovers that will be generated by or be otherwise properly allocable to the Company and its Subsidiaries

          (x) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person other than the Company and its Subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or
(iv) otherwise.

          (y) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the Most Recent Financial Statements, exceed the reserve for Taxes set forth therein and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date.

          (z) The Company and its Subsidiaries are in compliance in all material respects with all state and federal laws, rules and regulations related to the escheat, or other similar laws, rules and regulations, of monies and other properties held by any of them.

     4.12 REAL PROPERTY.

          (a) Neither the Company nor any Subsidiary owns or has an option to purchase, and neither the Company nor any of its Subsidiaries has owned or had an option to purchase, any real property since January 1, 2000.

          (b) Set forth on Schedule 4.12(b) of the Disclosure Schedule is a list of each real property lease or sublease (each a "Lease") to which the Company or any Subsidiary of the Company (as used in this Section 4.12, the "Lessee") is a party. A true, accurate and complete copy of each Lease (and any amendments or supplements thereto) has been delivered to the Buyer.

          (c) Except as disclosed in Schedule 4.12(c) of the Disclosure Schedule, with respect to each Lease: (i) such Lease is valid, legal, binding, enforceable by the Lessee, and in full force and effect; (ii) neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby shall result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to any Person a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under such Lease and such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately after the consummation of the transactions contemplated hereby; (iii) the Lessee is not in breach or default under any such Lease, and to the Knowledge of the Seller and the Company, no other party to such Lease is in material breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default by the Lessee or, to the Knowledge of the Seller and the Company, any other party thereto, or permit termination, modification or acceleration by the lessor thereunder; (iv) the Lessee has not repudiated and, to the Knowledge of the Seller and the Company, no other party to any such Lease has repudiated, any provision thereof; (v) neither the Seller or the Company has received any information from which a reasonable person would conclude that there are any disputes with respect to any such Lease; (vi) the Lessee is not a party to any oral agreements or forbearance programs in effect as to such Lease; (vii) the Lessee has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold; and (viii) all real property subject to such Lease has received all approvals of Governmental Bodies required to be obtained by the Lessee in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws.

          (d) To the Knowledge of the Seller and the Company, all buildings, structures, fixtures and appurtenances comprising part of the property which is subject to any Lease and occupied by the Company and its Subsidiaries, are in good condition, normal wear and tear excepted.

     4.13 PATENTS, TRADEMARKS AND COPYRIGHTS.

          (a) The Company and its Subsidiaries own all Proprietary Rights and Proprietary Technology, or possesses adequate licenses or other rights therefore, necessary for the operation of their business free and clear, except for restrictions on Proprietary Rights or Proprietary Technology imposed by contract with third party licensors, of all liens, security interests, charges, encumbrances, equities, and other adverse claims of and without payment to Seller or any of its Subsidiaries (excluding the Company and its Subsidiaries) or a third party. Neither the Seller nor any of its Subsidiaries (excluding the Company and its Subsidiaries) nor any current or former partner, director, officer, or employee of the Company or any of its Subsidiaries or Seller or any of its Subsidiaries (excluding the Company and its Subsidiaries) will, after giving effect to the transactions contemplated herein, retain any rights in or to any of the Proprietary Rights and Proprietary Technology owned or licensed by the Company or any of its Subsidiaries; provided, however, that the Seller and its Subsidiaries may obtain or license or have obtained or licensed certain of such Proprietary Rights and Proprietary Technology from a third party without interfering with the rights of the Company and its Subsidiaries in such

Proprietary Rights and Proprietary Technology. Set forth in Section 4.13(a) of the Disclosure Schedule is a true and correct list (with specific descriptions thereof) of:

               (i) All registered trademarks, registered trade names, registered domain names, patents, registered copyrights, and any applications for any of the foregoing, that are currently solely or jointly owned by the Company or any of its Subsidiaries, and all licenses and assignments of the foregoing to which the Company or any of its Subsidiaries is a party (including expiration dates if applicable); and

               (ii) All material agreements regarding any Proprietary Rights and/or Proprietary Technology that the Company or any of its Subsidiaries is licensed or authorized to use by others, or which the Company or any of its Subsidiaries licenses or authorizes others to use.

          (b) Except as shown in Section 4.13(b) of the Disclosure Schedule, the Company and its Subsidiaries have the sole and exclusive right to use the Proprietary Rights and Proprietary Technology owned by the Company or its Subsidiaries without infringing or violating the rights of any third parties, and no consent of third parties will be required for the use thereof by the Buyer upon consummation of the transactions contemplated by this Agreement. Except as shown in Section 4.13(b) of the Disclosure Schedule, no consent of third parties will be required for the performance of any agreements regarding any Proprietary Rights and Proprietary Technology licensed by the Company and its Subsidiary. No claim has been asserted by any Person to the ownership of or right to use any Proprietary Right or Proprietary Technology owned by the Company or its Subsidiaries, or challenging or questioning the validity of any agreement regarding Proprietary Rights or Proprietary Technology to which the Company or its Subsidiaries is a party, and neither the Seller nor the Company knows of any valid Basis for any such claim. Each such license, sublicense, agreement or instrument set forth on Section 4.13(a) of the Disclosure Schedule are in full force and effect and are valid and enforceable obligations of the Company and its Subsidiaries, and to the Knowledge of the Seller and the Company, the other parties thereto in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and no defenses, off-sets or counterclaims have been asserted, or, to the Knowledge of the Seller and the Company, may be made by any party thereto, nor has the Company or any of its Subsidiaries waived any rights thereunder. Except as set forth in Section 4.13(b) of the Disclosure Schedule, there are no taxes, maintenance fees or other actions with respect to the Proprietary Rights that are due within ninety
(90) days following the closing. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed, and none have been or currently are involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding.

          (c) There is no claim that, or written notice as to whether, any product, service, activity or operation of the Company or any of its Subsidiaries violates or misappropriates or infringes upon, or has resulted in the violation, misappropriation or infringement of, any Proprietary Right of any other Person, and no proceedings have been instituted, are pending or, to the Knowledge of the Seller or the Company, are threatened which challenge the rights of the Company or any of its Subsidiaries with respect thereto.

          (d) The Company and each of its Subsidiaries has used commercially reasonable business judgment to protect and preserve (or not to protect and preserve) the confidentiality of its material Proprietary Rights and Proprietary Technology to the extent not otherwise protected by patents or copyrights (including without limitation trade secrets and confidential business information). The Company and each of its Subsidiaries has protected and preserved the confidentiality of its material Proprietary Rights and Proprietary Technology to the extent not otherwise protected by patents or copyrights (including, without limitation, trade secrets and confidential business information), in each case except when such protection and preservation were determined to be unnecessary using commercially reasonable business judgment. All use, disclosure or appropriation of material Proprietary Rights and Proprietary Technology by the Company and its Subsidiaries has been pursuant to the terms of a written agreement between the Company and its Subsidiaries and the owning or receiving party, or is otherwise lawful or not in violation of any applicable privacy policy or other contractual agreements with the owning or disclosing party.

     4.14 TANGIBLE ASSETS. The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Section 4.14 of the Disclosure Schedule sets forth a list of such tangible assets which is true and complete in all material respects. Each material tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. For purposes of this Section 4.14, a material tangible asset shall be deemed to be any tangible asset with a book value or fair market value in excess of $1,500.

     4.15 COMMITMENTS.

          (a) Except as set forth in Section 4.15(a)(i)-(xiv) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is currently a party to and none of their assets or business are bound by, whether or not in writing, any:

               (i) partnership or joint venture agreement;

               (ii) deed of trust or other security agreement;

               (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

               (iv) employment, consulting or compensation agreement or arrangement, including agreements arising as a result of the election or retention in office of any director or officer;

               (v) labor or collective bargaining agreement;

               (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another;

               (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

               (viii) agreement with Dealers or sales or commission agents, public relations or advertising agencies;

               (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

               (x) any agreement for the acquisition of services, supplies, equipment or other personal property involving more than $50,000 in the aggregate;

               (xi) agreement relating to any matter or transaction in which an interest is held by a person or entity which is an "affiliate" of any of the Company, any of its Subsidiaries or the Seller as that term is defined in Rule 144(a)(i) under the Securities Act or any "associate" of any such affiliate as that term is defined in Regulation 14A of the general rules and regulations under the Exchange Act;

               (xii) contracts containing noncompetition covenants;

               (xiii) any other contract or arrangement that involves either an unperformed commitment in excess of $50,000 or that terminates more than one year from the date hereof, other than customer purchase orders or retail installment contracts entered into by the Company and its Subsidiaries in the Ordinary Course of Business and made available to the Buyer for inspection; or

               (xiv) any other agreement or commitment not made in the Ordinary Course of Business or that is material to the business or financial condition of the Company and its Subsidiaries (all of the foregoing items in clauses (i) through (xiv) are hereinafter collectively referred to as the "Commitments").

          (b) Section 4.15(b)(i) of the Disclosure Schedule lists each agreement between the Company or any of its Subsidiaries, on the one hand, and any Dealer, on the other hand (each such agreement, a "Dealer Agreement"). Except as set forth in Section 4.15(b)(ii) of the Disclosure Schedule, each Dealer Agreement conforms in all material respects to the form dealer agreements delivered to the Buyer prior to the date of this Agreement.

          (c) Section 4.15(c) of the Disclosure Schedule lists each securitization agreement to which the Company or any of its Subsidiaries, or any securitization trust of the Company or any of its Subsidiaries, is a party (the "Securitization Agreements").

          (d) Section 4.15(d) of the Disclosure Schedule lists each warehouse agreement and residual line to which the Company or any of its Subsidiaries is a party (respectively, the "Warehouse Agreements" and "Residual Lines").

          (e) True, correct and complete copies of the Securitization Agreements, Warehouse Agreements, Residual Lines, and written Commitments, and true, correct and complete written descriptions of any oral Commitments, have heretofore been delivered to the

Buyer. There are no existing defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, any of its Subsidiaries or, to the Knowledge of the Seller or the Company, any other party thereto, and no penalties have been incurred, with respect to the Securitization Agreements, Warehouse Agreements, Residual Lines, or Commitments, except as described in Section 4.15(e) of the Disclosure Schedule. The Securitization Agreements, Warehouse Agreements, Residual Lines and Commitments are in full force and effect and are valid and enforceable obligations of the Company and its Subsidiaries, and to the Knowledge of the Seller and the Company, the other parties thereto in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and no defenses, off-sets or counterclaims have been asserted, or, to the Knowledge of the Seller and the Company, may be made by any party thereto, nor has the Company or any of its Subsidiaries waived any rights thereunder. Except as set forth in Section 4.15(e) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transaction, contemplated hereby shall result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to any Person a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under any Securitization Agreement, Warehouse Agreement, Residual Line or Commitment and, except as set forth in Section 4.15(e) of the Disclosure Schedule, each Securitization Agreement, Warehouse Agreement, Residual Line and Commitment shall continue in full force and effect in accordance with its terms immediately after the consummation of the transactions contemplated hereby.

          (f) Except as contemplated herein, neither the Seller, the Company or any of its Subsidiaries has received notice of any plan or intention of any other party to any Securitization Agreement, Warehouse Agreement, Residual Line, or Commitment to exercise any right to cancel or terminate any Securitization Agreement, Warehouse Agreement, Residual Line, or Commitment, and neither the Seller nor the Company has any Knowledge of any fact that would justify the exercise of such right. Except as described in Section 4.15(f) of the Disclosure Schedule, (i) neither the Seller, the Company or any of its Subsidiaries currently contemplates, nor has reason to believe any other person or entity currently contemplates, any amendment or change to, or any breach of default with respect to any Securitization Agreement, Warehouse Agreement, Residual Line, or Commitment, and (ii) none of the material customers, suppliers or contractors of the Company or any of its Subsidiaries has refused, or communicated that it will or may refuse to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company or any of its Subsidiaries.

     4.16 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Section 4.16 of the Disclosure Schedule sets forth the notional amount and fair value of each interest rate swap, cap, floor and option agreement and other interest rate risk management arrangement (collectively, "Derivatives"), and such Derivatives, whether entered into for the account of the Company or any of its Subsidiaries, were entered into in the Ordinary Course of Business and with counterparties reasonably believed by the Seller and the Company to be financially responsible at the time. True, correct and complete copies of the documents evidencing the Derivatives have heretofore been delivered to the Buyer. There are no existing defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, any of its Subsidiaries or, to the Knowledge of the Seller or the Company, any other party thereto, and no penalties have been incurred nor are amendments pending, with respect to the Derivatives. The Derivates are in full force and effect and are valid and enforceable obligations of the Company and its Subsidiaries, and to the Knowledge of the Seller and the Company, the other parties thereto in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and no defenses, off-sets or counterclaims have been asserted, or, to the Knowledge of the Seller and the Company, may be made by any party thereto, nor has the Company or any of its Subsidiaries waived any rights thereunder. Except as set forth in Section 4.16 of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transaction contemplated hereby shall result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to any Person a right of termination, cancellation or acceleration of any obligation under or cause the loss of a material benefit under any Derivative and each Derivative shall continue in full force and effect in accordance with its terms immediately after the consummation of the transactions contemplated hereby.

     4.17 POWERS OF ATTORNEY. Except as set forth in Section 4.17 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

     4.18 INSURANCE.

          (a) Section 4.18(a) of the Disclosure Schedules lists each of the insurance policies relating to the Company and its Subsidiaries which are currently in effect and describes any self-insurance arrangement affecting the Company and its Subsidiaries. The Seller has delivered to the Buyer true, correct and complete copies of each of the insurance policies relating to the Company and its Subsidiaries that are currently in effect. All premiums with respect to such policies that are due and owing have been paid.

          (b) With respect to each such insurance policy, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Seller or the Company, any other party to the policy, is in breach or default thereunder.

          (c) There is no claim in excess of $10,000 individually or $25,000 in the aggregate, by the Company or any of its Subsidiaries pending under any such policies as to which (i) coverage has been denied or disputed by the insurer or
(ii) any insurer has reserved rights to deny coverage.

          (d) Except as set forth on Section 4.18(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received (i) any written notice of cancellation or termination of any such policy or refusal of coverage thereunder; or (ii) any other written indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

     4.19 LITIGATION. Section 4.19 of the Disclosure Schedule sets forth each instance in which the Company or any of its Subsidiaries (a) is subject to any outstanding Order, ruling or charge or (b) is a party or, to the Knowledge of the Seller or the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or Governmental Body before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.19 of the Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect on the Company or any of its Subsidiaries.

     4.20 EMPLOYEES AND CONSULTANTS. Set forth in Section 4.20 of the Disclosure
Schedule is a complete and accurate list of all employees of the Company and its Subsidiaries as of September 30, 2005, together with their names, hire dates and their annual salaries and other compensation for the fiscal year ended December 31, 2004 and for the period from January 1, 2005 through September 30, 2005. Except as set forth in Section 4.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent. Except as set forth in Section 4.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any direct or indirect, express or implied, obligation to pay severance or termination pay or any commissions, calculated based on proceeds derived from a sale of the Company Shares after the Closing Date, to any officer or employee of the Company or any of its Subsidiaries, or to pay any amounts to any consultant, agent or similar person or entity.

     4.21 EMPLOYEE BENEFITS.

          (a) Section 4.21(a) of the Disclosure Schedule contains a complete and accurate list of all Seller Plans (as defined below) which are currently sponsored, maintained, contributed to, or required to be contributed to, by either the Seller, the Company, or an ERISA Affiliate, or for which any of the Seller, the Company, or an ERISA Affiliate has any obligation or any liability, for the benefit of any present or former employees or Co-Employees, retirees, directors or independent contractors (or their beneficiaries, dependents, or spouses) of the Company. "Seller Plans" means all Employee Benefit Plans which currently are or have been sponsored, maintained, contributed to, or required to be contributed to, by any of the Seller, the Company, or an ERISA Affiliate, or for which any of the Seller, the Company, or an ERISA Affiliate has, or has had, any obligation or any liability of any nature, contingent or otherwise, or for which there is a reasonable expectation of such obligation or liability, on or before the Closing Date, for the benefit of any present or former employees or Co-Employees, retirees, directors or independent contractors (or their beneficiaries, dependents, or spouses) of any of the Seller, the Company, or an ERISA Affiliate. There are no unwritten Seller Plans.

          (b) Except as set forth in Section 4.21(b) of the Disclosure Schedule, each Seller Plan is and has been in full force and effect in accordance with its terms and is and has been administered in compliance (both in form and operation) with all applicable requirements of ERISA and other applicable laws, regulations and rulings, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996, as amended, ("HIPAA"), and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). No act or omission has occurred and no condition exists with respect to any Seller Plan that would subject either Company or Buyer to any fine, penalty, tax or liability of any kind imposed under ERISA, the Code, or other applicable law following the Closing Date.

          (c) Except as described in Section 4.21(c) of the Disclosure Schedule, none of the Seller, the Company, nor any ERISA Affiliate has, or could have, any liability to a Seller Plan (other than for premiums or contributions that are not yet due), a governmental agency, or any other Person.

          (d) "Seller Pension Plans" means all Seller Plans that are or have been Employee Pension Benefit Plans. The only Seller Plans that are currently Seller Pension Plans are identified on Section 4.21(d) of the Disclosure Schedule as such. With respect to those Seller Pension Plans that are, or have been, intended to be qualified under Section 401(a) of the Code, such Seller Pension Plans have received a favorable determination and an opinion letter from the Internal Revenue Service to the effect that each Seller Pension Plan is qualified and exempt from taxes under Sections 401(a) and 501(a), respectively, of the Code. Each of the Seller Pension Plans has been timely amended to comply with all applicable legislation and Internal Revenue Service guidance since receipt of the last determination and opinion letters, as required by the Internal Revenue Service and applicable law. No such determination or opinion letter has been revoked, nor has any event or omission occurred since the date of any Seller Pension Plan's most recent determination or opinion letter or application therefore that would adversely affect its qualification or increase its cost. There has been no termination or partial termination, as defined in
Section 411(d) of the Code and regulations thereunder, of the Financial Institutions Thrift Plan Bay View Capital Corporation, Plan No. 004, as amended and restated effective December 31, 2001, and as subsequently amended. A determination letter approving the termination of the Bay View Capital Corporation Employee Stock Ownership Plan (the "ESOP") was timely secured by the Seller from the Internal Revenue Service, and no obligations or liabilities exist with regard to the ESOP. All contributions required to be made under the terms of any Seller Plan have been timely made.

          (e) No Seller Pension Plan or any trust created under one of the Seller Pension Plans or any trustee, administrator or sponsor thereof, has engaged in a "prohibited transaction" as that term is defined in Section 4975(c)(1) of the Code, which could subject the Seller Pension Plan, trust, trustee, administrator or sponsor thereof, or any party dealing with the Seller Pension Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975, nor is any Fiduciary of any Seller Pension Plan acting in a manner which constitutes, or has constituted, a breach of its fiduciary duty, as set forth in ERISA.

          (f) None of the Seller Pension Plans has been subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither the Seller, the Company, or any ERISA Affiliate either has or has had any liability or obligation of any nature to any Seller Plan, the Pension Benefit Guaranty Corporation, or any other Person arising directly or indirectly under Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code. No transaction has been entered into by either the Seller, the Company, or any ERISA Affiliate which has subjected or could subject the Seller, the Company, or any ERISA Affiliate to any liability under Title IV of ERISA.

          (g) None of the Seller Pension Plans identified on Section 4.21(d) of the Disclosure Schedule has been a Multiemployer Plan.

          (h) No contributions pursuant to the Seller Pension Plans have been made in such amounts as would violate Section 404 of the Code.

          (i) There does not exist any pending or, to the Knowledge of the Seller, the Company, or any ERISA Affiliate, threatened suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or threatened, anticipated or expected to be asserted with respect to any Seller Plan or any related trust or other funding medium thereunder or with respect to the Seller, the Company, or any ERISA Affiliate, as the sponsor or Fiduciary thereof, or with respect to any other Fiduciary thereof. To the Knowledge of the Seller, the Company, and each ERISA Affiliate, no Seller Plan or any related trust or other funding medium thereunder or any Fiduciary thereof has been the subject of an audit, investigation or examination by a governmental or quasi-governmental agency.

          (j) Except as provided in Section 4.21(j) of the Disclosure Schedule, neither the Seller, the Company, nor any ERISA Affiliate has any commitment, intention or understanding to create, terminate or adopt any new Seller Plan, and since the beginning of the current fiscal year of the Seller, no event has occurred and no condition or circumstance has existed that reasonably would be expected to result in an increase in the benefits under, or the expense of, maintaining a Seller Plan from the level of benefits or expense incurred for the most recently completed fiscal year of the Seller.

          (k) Except as provided in Section 4.21(k) of the Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting or increase in benefits or obligation to fund benefits under any Seller Plan with respect to any employee or Co-Employee, former employee or Co-Employee, or director of the Company. Except as provided in Section 4.21(k) of the Disclosure Schedule, no payment or benefit which will or may be made by the Seller, the Company, or any ERISA Affiliate with respect to any employee or Co-Employee, former employee or Co-Employee, or director of the Company will be characterized as an "parachute payment" (within the meaning of Section 280G of the Code).

          (l) Except as provided in Section 4.21(l) of the Disclosure Schedule, none of the assets of any Seller Plan is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

          (m) Except as provided in Section 4.21(m) of the Disclosure Schedule, none of the Seller Plans promises or provides, or has promised or provided, medical or other welfare benefits, including but not limited to any retiree benefits, to any Person (or such Person's dependent, spouse, or beneficiaries) after such Person's termination of employment with the Seller, the Company, or any ERISA Affiliate, except as required by COBRA.

          (n) Except as provided in Section 4.21(n) of the Disclosure Schedule, neither the Seller, the Company, nor any ERISA Affiliate has now, or has had, the obligation to maintain, establish, sponsor, participate in, or contribute to any Employee Benefit Plan or other similar arrangement that is subject to any law or applicable custom or rule of any jurisdiction outside of the United States.

          (o) A true and complete copy of each existing Seller Plan, including any amendments thereto, has been furnished to the Buyer along with the most recent favorable determination letter or opinion letter issued by the Internal Revenue Service, if any, with respect to each of the Seller Plans intended to be qualified under Section 401(a) of the Code, the two most recent annual reports (on Form 5500 series) required to be filed with respect to each of the Seller Plans, if any, and such additional documents related to the Seller Plans as are reasonably requested by Buyer prior to the Closing Date.

     4.22 GUARANTIES. Neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     4.23 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.23 of the Disclosure Schedule:

          (a) the operations of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws;

          (b) the Company and each of its Subsidiaries has all material Permits required under all applicable Environmental Laws necessary to operate its business;

          (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding Order issued by any Governmental Body respecting (i) Environmental Laws, (ii) remedial action, or (iii) any release or threatened release of a Hazardous Material;

          (d) neither the Company nor any of its Subsidiaries has received, within the past twelve (12) months, any written communication alleging that the Company or any of its Subsidiaries may be in violation of any Environmental Law or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

          (e) there are no investigations of the business of the Company or any of its Subsidiaries or any Property, pending or, to the Knowledge of the Seller or the Company, threatened, which would reasonably be expected to result in the imposition of any liability pursuant to any Environmental Law;

          (f) neither the Company nor any of its Subsidiaries owns or operates and, since January 1, 2000, has owned or operated, any real property containing Hazardous Materials that violate or require investigation or remediation pursuant to Environmental Law; and

          (g) neither the Company nor any of its Subsidiaries is liable in connection with any real property, at which a release of Hazardous Materials exists, or has existed, and at which any private or Governmental Body has or will expend funds (including contribution) for investigation, cleanup or remediation of such Hazardous Materials.

     4.24 QUESTIONABLE PAYMENTS. To the Knowledge of the Seller and the Company, neither the Seller, the Company, any of the Company's Subsidiaries, nor any of the Company's or any of its Subsidiaries current or former directors, officers, employees, agents, or representatives, have (a) used any Company or Subsidiary assets, or any personal assets while acting on behalf of the Company or any of its Subsidiaries, for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or to obtain, or in compensation for having obtained, favorable treatment in securing business or special concessions for the Company or any of its Subsidiaries from any Person, public or private, (b) made any unlawful payment to officials of any Governmental Body or to foreign or domestic political parties or campaigns, or to any other Persons, public or private, from Company or Subsidiary assets, or from personal assets while acting on behalf of the Company, or (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     4.25 BANK ACCOUNTS. Section 4.25 of the Disclosure Schedule sets forth the names and locations of all banks, and other financial institutions at which the Company or any of its Subsidiaries maintains accounts or locked boxes of any nature, the account or box number and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.26 LABOR RELATIONS. No employee of the Company or any of its Subsidiaries is a member of any union or other organized bargaining unit with respect to his or her employment by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has experienced and is not experiencing, nor does the Seller or the Company have Knowledge of any, labor troubles or strikes, work stoppages, slow-downs or other material interference with or impairment of the business of the Company or any of its Subsidiaries by labor, nor has the Company or any of its Subsidiaries committed any unfair labor practice. Neither the Company nor any of its Subsidiaries is experiencing, nor does the Seller or the Company have Knowledge of, any current union organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to the employees of the Company or any of its Subsidiaries.

     4.27 ACCOUNTING AND DISCLOSURE CONTROLS; SOXA COMPLIANCE.

          (a) The Seller maintains, on behalf of each of the Company and its Subsidiaries, a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the reporting of assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and its Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting; and
(vi) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially and adversely affect the ability to record, process, summarize and report financial information, and any fraud whether or not material that involves management or other employees who have a significant role in respect of internal control over financial reporting, are adequately and promptly disclosed to the independent auditors and the audit committees of the boards of directors of the Company and the Seller.

          (b) The Seller maintains, on behalf of each of the Company and its Subsidiaries, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act with respect to the Company and its Subsidiaries; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Seller's filings with the SEC and other public disclosure documents. The Seller has made available to the Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

          (c) Except as set forth in Section 4.27(c) of the Disclosure Schedule, the Seller, with respect to the Company and its Subsidiaries, is in compliance in all material respects with all provisions of SOXA applicable to the Seller, with respect to the Company and its Subsidiaries.

     4.28 DISTRIBUTIONS. Except as described in Section 4.28 of the Disclosure Schedule, no distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock at any time since June 30, 2005.

     4.29 RECEIVABLES. Except as set forth in Section 4.29(a) of the Disclosure
Schedule:

          (a) As to each retail installment sales contract and security agreement or installment loan agreement and security agreement pursuant to which the obligor(s) thereunder (the "Obligor") has financed the purchase of an automobile, light-duty truck or van (a "Financed Vehicle") and granted a security interest therein to the Company or any of its Subsidiaries, including those that have been sold or assigned to a securitization trust of the Company or any of its Subsidiaries (each, a "Contract") and that is reflected on the books and records of the Company or one of its Subsidiaries:

               (i) Each Contract is secured by a valid and enforceable first priority security interest in favor of the Company or one of its Subsidiaries in the related Financed Vehicle, and such security interest has been perfected and is prior to all other Security Interests upon such Financed Vehicle (except, as to priority, for any Security Interest for unpaid taxes or unpaid storage or repair charges or other liens that arise by operation of law or any Security Interest created pursuant to a Securitization Agreement or a Warehouse Agreement).

               (ii) The Company, or a custodian acting on behalf of the Company or a securitization trust, holds the certificate of title or the application for a certificate of title for each of the Financed Vehicles as of the Closing Date or such documents evidencing title in such Financed Vehicle as may be issued in the applicable jurisdiction, and the Company will obtain within 180 days of the Closing Date certificates of title or evidence of title in such Financed Vehicle as may be issued in the applicable jurisdiction, with respect to each Financed Vehicle as to which the Company, or a custodian acting on behalf of the Company or a securitization trust, holds only such application.

               (iii) The Company or one of its Subsidiaries or securitization trust has good and marketable title to and is the sole owner of each Contract free of all Security Interests other than those created pursuant to a Securitization Agreement or a Warehouse Agreement and any lien for unpaid taxes or unpaid storage or repair charges or other liens that arise pursuant to operation of law.

               (iv) There is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor(s) to pay the unpaid principal and interest due under such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in any material part or subject such Contract to any right of rescission, offset, defense or counterclaim, and neither the Seller not the Company has Knowledge that any such right of rescission, offset, defense or counterclaim has been asserted or threatened.

               (v) Each Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including usury, equal credit opportunity, fair credit reporting, truth-in-lending and other similar laws, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and other applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular. Each Contract was acquired from the seller of the Financed Vehicle (a "Dealer"), which Dealer originated and assigned such Contract without any fraud or misrepresentation on the part of the Company or any of its Subsidiaries.

               (vi) Each Contract is the legal, valid and binding obligation of the related Obligor(s) thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; each party to such Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of such Contract have not been waived, amended or modified in any respect, except by instruments that are part of the related Contract documents, and no such waiver, amendment or modification has caused such Contract to fail to meet all of the representations, warranties and conditions, set forth herein with respect thereto. No Obligor on such Contract is a federal, state or local government entity.

               (vii) Each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

               (viii) Except for payment or insurance delinquencies, to the Knowledge of the Seller and the Company, (A) there is no default, breach, violation or event permitting acceleration existing under any Contract, (B) there does not exist any continuing condition that with notice or lapse of time or both would constitute a default, breach, violation or event permitting acceleration under such Contract, and (C) neither the Company nor any of its

Subsidiaries has waived any such default, breach, violation or event permitting acceleration.

               (ix) At the time of origination of a Contract, the Company, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering the Financed Vehicle or has applied for such insurance (i) in an amount at least equal to the lesser of (a) the actual cash value of the related Financed Vehicle or (b) the unpaid principal balance of such Contract, (ii) naming the Company as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision damage, and (A) each Contract requires the Obligor to obtain and maintain such insurance naming the Company and its successors and assigns as an additional insured or loss payee, (B) each Contract that finances the cost of premiums for physical damage, credit life or disability insurance is covered by an insurance policy and certificate of insurance naming the Company as policyholder (creditor) or loss payee under each such insurance policy and certificate of insurance and (C) as to each Contract that finances the cost of an extended warranty protection plan, the respective Financed Vehicle which secures the Contract is covered by such extended warranty protection plan.

               (x) Payments under each Contract have been applied as provided in the applicable Contract, and are due monthly in substantially equal amounts through its maturity date sufficient to fully amortize the principal balance of such Contract by its maturity date.

               (xi) (A) There is only one original of each Contract and such original, together with the original or an electronic copy of the original credit application of the Obligor thereunder; either (B) (i) an original or electronic equivalent of the certificate of title or, with respect to a certificate of title filed electronically, a report or data file prepared by a third party service that shows such service maintains perfection related to such certificate of title on behalf of the Company, as applicable (collectively, the "Certificate of Title") or (ii) if an original certificate of title has not yet been received and in the case of each electronic certificate of title, an application therefor or a copy of such certificate of title together with a copy of the application filed to amend the certificate of title to indicate the security interest of the Company in the related Financed Vehicle; (C) any agreement(s) modifying the Contract (including any extension agreement(s)); (D) evidence, including in electronic format, of either (1) a certificate of insurance, (2) an application form for insurance signed by the Obligor, or (3) a signed representation letter from the Obligor named in the Contract pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle; and (E) any documents specifically relating to the Obligor or the Financed Vehicle that the Company shall keep in accordance with its customary procedures, is being held by the Company in either its individual capacity or by custodian on behalf of the Company or a securitization trust.

               (xii) At the date of origination of each Contract, the original principal balance of such Contract was not greater than the amount of credit extended to the Obligor pursuant to such Contract.

               (xiii) Each Contract had not more than ninety-six (96) payments scheduled at its origination.

               (xiv) To the Knowledge of the Seller and the Company, no Obligor under such Contract was in bankruptcy proceedings at the time of origination of the Contract.

               (xv) To the Knowledge of the Seller and the Company, each related Obligor is an individual who is a resident in the United States.

               (xvi) None of the Contracts are due from of the United States of America or any state or from any agency, department, or instrumentality of the United States of America, any state or any local government.

               (xvii) Each Contract originated by a Dealer was underwritten by the Company pursuant to and in accordance with Company's established credit and collection policies. The collection practices used with respect to each Contract have been in all material respects legal, proper, prudent and customary in the motor vehicle financing and servicing business.

               (xviii) Each Dealer that originated a Contract for sale to the Company has been selected based on the Company's underwriting criteria, and with respect to independent Dealers, its financial and operating history and record of compliance with requirements of applicable federal and state law. Each Dealer from whom the Company purchases Contracts directly has entered into an agreement with the Company providing for the sale of motor vehicle loans from time to time by such Dealer to the Company, and is authorized to originate Contracts for sale to the Company under the Company's underwriting guidelines.

               (xix) The Dealer that sold each Contract to the Company has entered into a written agreement with the Company (each a "Dealer Agreement") and such Dealer Agreement (along with any addenda thereto) constitutes the entire agreement between the Company and the related Dealer with respect to the sale of such Contract to the Company. Each such Dealer Agreement is in full force and effect and is the legal, valid and binding obligation of such Dealer except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; there have been no material defaults by such Dealer or defaults by the Company under such Dealer Agreement; the Company has fully performed in all material respects all of its obligations under such Dealer Agreement; the Company has not made any statements or representations to such Dealer (whether written or oral) materially inconsistent with any term of such Dealer Agreement; the purchase price (as specified in the applicable Dealer Agreement, if any) for such Contract has been paid in full by the Company; there is no other payment due to such Dealer from the Company for the purchase of such Contract; such Dealer has no right, title or interest in or to any Contract; there is no prior course of dealing between such Dealer and the Company which will affect the terms of such Dealer Agreement; any payment owed to such Dealer by the Company is a corporate obligation of the Company in the nature of a bonus for amounts collected by the Company in excess of the purchase price for a Contract. The value of the accounts shown in Section 4.29(a)(xix) of the Disclosure Schedule, as such is updated for the Closing, shall be completely written off prior to the Closing by the Company.

     4.30 DISCLOSURE. To the Knowledge of the Seller and the Company, none of the statements or information contained in any of the representations, warranties or covenants of the


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

Seller or the Company set forth in this Agreement, together with the Disclosure Schedule and Exhibits to be furnished hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, when taken as a whole.

                                    ARTICLE 5
                                BUYER'S COVENANTS

     The Buyer agrees that on or prior to the earlier of the termination of this Agreement or the Closing:

     5.1 CONSUMMATION OF AGREEMENT. The Buyer agrees to use its commercially reasonable efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions.

     5.2 APPROVAL OF THIRD PARTIES. The Buyer agrees to (a) take all commercially reasonable steps necessary, and proceed diligently and in good faith and use commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Bodies required of the Buyer or its affiliates to consummate the transactions contemplated hereby, (b) provide such other information and communications to such Governmental Bodies as such Governmental Bodies may reasonably request in connection therewith, and (c) cooperate with the Seller and the Company as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Bodies contemplated hereby. The Buyer will provide prompt notification to the Seller and the Company when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Seller and the Company of any communications (and, unless precluded by law, provide copies to the Seller and the Company of any such communications that are in writing with any Governmental Body regarding any of the transactions contemplated by this Agreement). The Buyer agrees to cooperate with the Seller and the Company in connection with any filing under the HSR Act and to request early termination of the waiting period in connection therewith. Unless the Buyer invokes its right to terminate this Agreement in accordance with Section 12.1(k), the Buyer will comply at the earliest practicable date with any request for additional information received by the Buyer or its affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act.

     5.3 EMPLOYEE BENEFITS.

          (a) As soon as administratively practicable on or after the Closing Date, the Buyer agrees that it shall initially provide the employees or Co-Employees of the Company and its Subsidiaries who are retained by the Buyer in connection with the transactions contemplated by this Agreement (the "Retained Employees") with employee benefits substantially comparable in the aggregate to similarly situated employees of the Buyer; provided, however, that nothing in this paragraph shall be construed to require that Buyer provide any of the Retained Employees with any particular level of benefits for any period of time after Closing. The Seller shall, within a reasonable period prior to the Closing, provide a list as of the Closing Date of all employees who will be considered Retained Employees; provided, however, that, subject to the provisions of Section 7.3, (i) the Buyer shall have the right to strike or otherwise remove from such list any Co-Employee or other employee of the Company or its Subsidiaries which the Buyer in its sole discretion determines should be removed from such list and which the Buyer determines should not be Retained Employees; and (ii) such list shall be updated on the fifth (5th) day prior to the Closing. Nothing in this Section 5.3 shall be construed to establish anything other than an at-will employment relationship between the Company, the Buyer and the Retained Employees on or after the Closing.

          (b) For purposes of eligibility and vesting under the employee benefit plans of the Buyer for which service is taken into account or recognized, and that provide benefits to any Retained Employees after the Closing Date (the "New Plans"), the Buyer agrees that each Retained Employee shall be credited with his or her years of service from his or her most recent date of hire with the Company or its Subsidiaries or predecessor company before the Closing Date, to the same extent as such Retained Employee was entitled, before the Closing Date, to credit for such service under any similar Seller Plans that covered any Retained Employees, except to the extent such credit would result in a duplication of benefits or for purposes of benefit accrual. In addition, the Buyer agrees that each Retained Employee shall be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent coverage under such New Plans replaces coverage under a comparable Seller Plan in which such Retained Employee participated in immediately before the Closing Date (collectively, the "Old Plans"); and for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Retained Employee, the Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Retained Employee and his or her covered dependents.

          (c) The Buyer agrees that it shall cause the Company to accept and honor all accrued bonuses, vacation, floating holiday hours, and salaries that are reflected on the Post-Closing Schedule and all sick leave hours that have arisen in the Ordinary Course of Business.

                                    ARTICLE 6
                        SELLER'S AND COMPANY'S COVENANTS

     The Seller and the Company, jointly and severally, agree that on or prior to the earlier of the termination of this Agreement or the Closing:

     6.1 CONSUMMATION OF AGREEMENT. The Seller and the Company agree to use their commercially reasonable efforts to cause the conditions in Article 8 and
Article 9 to be satisfied and to cause the consummation of the transactions contemplated by this Agreement in accordance with its terms and conditions.

     6.2 APPROVALS OF THIRD PARTIES. The Seller and the Company agree to (a) take all commercially reasonable steps necessary, and proceed diligently and in good faith and use commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Bodies required of the Seller, the Company or their affiliates to consummate the transactions contemplated hereby, including approval of the Seller's stockholders, (b) provide such other information and communications to such Governmental Bodies as such Governmental Bodies may reasonably request in connection therewith, and (c) cooperate with the Buyer as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Bodies contemplated hereby. The Seller and the Company will provide prompt notification to the Buyer when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Buyer of any communications (and, unless precluded by law, provide copies to the Buyer of any such communications that are in writing with any Governmental Body regarding any of the transactions contemplated by this Agreement). The Seller and the Company agree to cooperate with the Buyer in connection with any filing under the HSR Act and to request early termination of the waiting period in connection therewith. In addition to and not in limitation of the foregoing, unless the Buyer determines otherwise in accordance with
Section 5.2, the Seller and the Company will comply at the earliest practicable date with any request for additional information received by the Seller and the Company or their respective affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act.

     6.3 CONFIDENTIALITY. If the transactions contemplated by this Agreement are consummated, the Seller and its affiliates and representatives shall not disclose, directly or indirectly, any documents, work papers or other material (except for (x) Tax Returns and related work papers of the Seller and (y) in connection with preparing securities law filings, including the Proxy Statement) of a confidential or proprietary nature related to the Company or its Subsidiaries, and shall have all such information kept confidential following the Closing Date; provided, however, that (a) the Seller may disclose any such information (i) that is or becomes generally available to the public other than as a result of disclosure by the Seller or its affiliates or representatives,
(ii) of which the Seller has Knowledge was developed by the receiving party independent of the disclosure by the Seller or its affiliates or representatives, or (iii) that is developed by the receiving party independently of the disclosure by the Seller or its affiliates or representatives, and (b) to the extent that the Seller or any of its affiliates or representatives may become legally compelled to disclose any of such information, the Seller or such affiliates or representatives may disclose such information but only after they shall have used all reasonable efforts to afford the Buyer the opportunity to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information required to be so disclosed.

     6.4 ACCESS. The Seller and the Company shall permit the Buyer and its authorized representatives and agents reasonable access during normal business hours and upon reasonable prior notice to the Seller's, the Company's or any of its Subsidiaries facilities, employees, books and records and contracts, and the Seller and the Company shall cause the Seller Representatives to cooperate fully with the Buyer and its authorized representatives and agents; provided, however, that any such inspection shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company and its Subsidiaries. The Seller and the Company shall furnish the Buyer all documents, records and information with respect to the affairs of the Seller, the Company and its Subsidiaries as the Buyer and its representatives and agents may reasonably request.

     6.5 FURTHER ASSURANCES. The Buyer, the Company and the Seller each agree to take such further actions and execute such other documents after the Closing as may be reasonably required to fully effect the transactions contemplated hereby and further secure to each Party the rights intended to be conferred hereby and the other agreements ancillary to the transactions contemplated hereby.

     6.6 COMPLIANCE WITH LAWS. The Seller, the Company and its Subsidiaries shall comply with all applicable laws, statutes, Orders, rules and regulations of any Governmental Body.

     6.7 BUSINESS OPERATIONS. The Company and its Subsidiaries shall, and the Seller shall cause the Company and its Subsidiaries to, (a) operate their business only in the Ordinary Course of Business, (b) not introduce any new method of management or operation (including, without limitation, any new underwriting standards or procedures or any new servicing processes), and (c) use their commercially reasonable efforts to retain the services of their officers and employees and preserve the business of the Company and its Subsidiaries intact and to retain their present customers, business relations, Dealer relationships and suppliers so that they will be available to the Buyer, the Company and its Subsidiaries after the Closing. The Company and its Subsidiaries shall, and the Seller shall cause the Company and its Subsidiaries to, perform timely all obligations under each lease, contract, agreement, purchase order or customer commitment and keep each such lease, contract, agreement, purchase order or customer commitment in full force and effect and free of cancellation and forfeiture or any accrued right of termination. Neither the Seller, the Company or any of its Subsidiaries shall, other than as expressly permitted pursuant to the terms of this Agreement, take any action that might reasonably be expected to impair the businesses or assets of the Company and its Subsidiaries or take or fail to take any action that could cause or permit the representations made in Section 3.1 or Article 4 hereof to be inaccurate at the time of the Closing or preclude the Seller and the Company from making such representations and warranties at the Closing.

     6.8 EMPLOYEE COMPENSATION.

          (a) Except with the Buyer's prior written consent, no increase that is not in the Ordinary Course of Business or that is in excess of five percent (5%) per annum will be made in the compensation or rate of compensation payable or which may become payable to the officers or employees or Co-Employees of the Company or any of its Subsidiaries, and no bonus, severance, profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation that is not in the Ordinary Course of Business or that is in excess of five percent (5%) per annum shall accrue, be set aside or be paid to, for or on behalf of any of such officers or employees or Co-Employees or any Retained Employees, other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those Seller Plans now in effect shall be adopted or committed to.

          (b) As directed by the Buyer, the Seller shall amend, effective as of the day immediately preceding the Closing Date, each and every one of the Seller Plans providing severance benefits to employees or Co-Employees of the Company and its Subsidiaries or any Retained Employees (the "Severance Plans") as necessary to prevent the assumption of such Severance Plans by the Buyer or any liability or obligation to the Buyer, the Company or its Subsidiaries as a result of this Agreement. The Buyer shall receive from the Seller evidence that the Severance Plans have been so amended pursuant to resolutions of the Seller's board of directors (the form and substance of such amendment and such resolutions shall be subject to review and approval of the Buyer), effective as of the day immediately preceding the Closing Date.

          (c) The Seller agrees to take any and all actions necessary to terminate the employment relationship between the Co-Employees of the Company, including, without limitation, the Retained Employees, and Administaff, including, without limitation, the termination of the Company's and its Subsidiaries' participation under the Client Service Contract between Administaff and the Seller, effective immediately preceding the Closing, and the affected Co-Employees will thereafter be employees of the Company and its Subsidiaries, as applicable, only.

          (d) The Seller will retain all liability for continuation health coverage, as required under COBRA, to all employees or Co-Employees and all former employees or Co-Employees of the Company and its Subsidiaries (and their eligible dependents) (collectively, the "Company COBRA Employees") who experience a qualifying event on or before the Closing Date; provided, however, that the Company and/or the Buyer shall reimburse the Seller for any out-of-pocket expenses incurred with respect to any such Company COBRA Employees who remain Company COBRA Employees as a result of their electing to retain continuation health coverage rather than elect to receive health coverage pursuant to the plans offered by the Buyer and/or the Company after the Closing. In the event that COBRA continuation coverage is not provided to the Company COBRA Employees by Administaff for any reason, the Seller will reimburse and hold the Buyer and the Company harmless from any and all loss, cost or expense relating to any failure by Administaff to honor any and all COBRA obligations and responsibilities owed to the Company COBRA Employees as determined by Buyer. The reimbursement provided by this Section 6.8(d) shall be provided without regard to any other limitation on liability with respect to Seller found in any other provision of this Agreement. The provisions of this Section 6.8(d) shall survive the termination of this Agreement, whenever it may occur.

          (e) The parties hereto acknowledge and agree that, as of the Closing Date, the employees and Co-Employees of the Company and its Subsidiaries will cease accruing benefits under and shall cease participation in all (i) Seller Plans and (ii) any Employee Benefit Plans sponsored by Administaff and covering any employees and Co-Employees of the Company and its Subsidiaries. The parties hereto acknowledge and agree that, after the Closing Date, neither the Buyer, the Company or any of their Subsidiaries will have any Liability, responsibility or obligation under any (i) Seller Plan or (ii) any Employee Benefit Plans sponsored by Administaff and covering any employees and Co-Employees of the Company and its Subsidiaries. The Seller agrees to take all actions necessary to effectuate the results contemplated by this paragraph and to provide any documentation in this regard to the Buyer as soon as administratively practicable. The Buyer shall not have any Liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to the Seller being, or being deemed to be, a joint employer or part of a single employer group with respect to the Seller.

          (f) If any Seller Pension Plans for which: (i) the Company was a participating employer prior to the Closing Date and (ii) any Retained Employee had a balance as of the Closing Date, are terminated due to the Agreement and Plan of Merger between Bay View Capital Corporation and Great Lakes Bancorp, Inc. or any substantially similar agreement with another party, the Buyer shall receive from the Seller evidence that the Seller Pension Plans have been terminated pursuant to resolutions of each such entity's board of directors, effective as of the day immediately preceding the termination of that Seller Pension Plan. The Seller shall submit or have submitted on its behalf to the Internal Revenue Service an application for determination of the tax-qualified status of each of its Seller Pension Plans upon their termination. Such application(s) shall be:
(A) submitted as soon as administratively possible following such Seller Pension Plans termination, and (B) paid for (including all related legal, administrative and other costs and expenses unless specifically set forth otherwise in this subsection) solely by the Seller. The Seller shall periodically notify the Buyer of the status of such submission and shall provide the Buyer with a copy of the determination letter, if and when received.

     6.9 RELATIONSHIPS WITH STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES. The Company and its Subsidiaries shall not, and the Seller shall cause the Company and its Subsidiaries to not, (a) other than increases in compensation that are in the Ordinary Course of Business and less than five percent (5%) per annum, enter into, terminate or amend any bonus, severance, compensation, retention, termination, employment or other agreement with any stockholder, former stockholder, officer, director or employee of the Company, its Subsidiaries or the Seller, including, without limitation, any agreements which would require the payment of funds upon, or in anticipation of, a change of control of the Company, (b) provide any such person with a loan or advance from the Company or its Subsidiaries, or enter into a contract or agreement to provide such a loan or advance, (c) make payments to, for or on behalf of any such person other than as required by presently existing agreements, or (d) enter into any other contract, agreement or commitment with any such person.

     6.10 OTHER PROHIBITED ACTIONS. The Company and its Subsidiaries shall not, and the Seller shall cause the Company and its Subsidiaries to not, without the prior written consent of the Buyer (which such consent may be granted or withheld at the Buyer's sole discretion):

          (a) except for transfers of assets in the Ordinary Course of Business and for the transfer of that certain FMT Consulting Services Agreement, dated June 22, 2004, by and between the Company and FMT, by the Company to the Seller (provided, however, that transfers structured as a "gain on sale" or pursuant to a whole loan sale or other similar arrangement shall not occur without the prior written consent of the Buyer, which such consent may be granted or withheld at the Buyer's sole discretion) and for transfers of assets to trusts in connection with borrowings under the Company's Warehouse Agreement or Securitization Agreements or in connection with a New Securitization Agreement, acquire or dispose of any individual asset having an initial cost of $10,000 or more or assets having an aggregate initial cost of $25,000 or more;

          (b) incur or make any commitment to incur, any capital expenditures in excess of $50,000 in the aggregate;

          (c) subject to the other provisions of this Section 6.10, enter into any agreement with respect to or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, debt or claims, not in the Ordinary Course of Business;

          (d) amend or modify any Commitment, or enter into any contracts, agreements or other commitments that would constitute a Commitment if entered into as of the date hereof, not in the Ordinary Course of Business;

          (e) amend its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

          (f) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any business of any Person or other business organization or division thereof;

          (g) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may have been required by a change in GAAP;

          (h) (i) except for transactions in the Ordinary Course of Business pursuant to the Warehouse Agreements, Securitization Agreements and a New Securitization Agreement, incur any indebtedness or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under the Company's existing Warehouse Agreements incurred in the Ordinary Course of Business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in the Company or any of its Subsidiaries, (iii) incur any obligation, contingent or otherwise, in respect of any letter of credit, or (iv) except for transactions in the Ordinary Course of Business pursuant to the Warehouse Agreements, Securitization Agreements and a New Securitization Agreement, subject any assets to any Security Interests other than under the Company's existing Warehouse Agreements;

          (i) enter into any Derivatives, other than Derivatives related to interest rate caps entered into in the Ordinary Course of Business in connection with the Warehouse Agreements, Securitization Agreements and a New Securitization Agreement;

          (j) exercise any option to prepay or pay prior to maturity any notes issued in a securitization;

          (k) (i) pay, discharge or satisfy any material claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business, of Liabilities reflected or reserved against in the Financial Statements or incurred after the date thereof in the Ordinary Course of Business, (ii) except in the Ordinary Course of Business, cancel any indebtedness or waive or release any claims or rights with a value, individually or in the aggregate, in excess of $25,000 or (iii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Seller, the Company or any of its Subsidiaries is a party;

          (l) other than with respect to the servicing of Contracts in the Ordinary Course of Business, initiate, settle or compromise any litigation or arbitration proceeding or investigation involving (i) a payment to or by the Company or any of its Subsidiaries of an amount in excess of the greater of $10,000 or the amount for which reserves have been set forth in the Financial Statements with respect to such matter or (ii) injunctive or other equitable relief;

          (m) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company or any of its Subsidiaries for any period ending after the Closing Date or decreasing any Tax attribute of the company or any of its Subsidiaries existing on the Closing Date;

          (n) enter into or amend any Securitization Agreement (other than a New Securitization Agreement), Warehouse Agreement or Residual Line;

          (o) except for transactions in the Ordinary Course of Business pursuant to the Warehouse Agreements, Securitization Agreements and a New Securitization Agreement, (i) issue, grant, sell or encumber any shares of their capital stock or other securities, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of their capital stock or other securities, (iii) make any other changes in their capital structure; or
(iv) declare or pay any dividends or other distributions on their capital stock or purchase, redeem or otherwise acquire or retire any shares of their capital stock, except for the payment of dividends or other payments to the Seller by the Company in such amounts as provided in the Tax Sharing Agreement (without regard to the time such payments are permitted or required to be made in the Tax Sharing Agreement), for the Pre-Closing Tax Period and for the reimbursement of appropriate vendor services as a result of the consolidated billing of such services in the Ordinary Course of Business; or

          (p) agree or otherwise do any of the foregoing.

     6.11 PAYMENTS. The Company and its Subsidiaries shall, and the Seller shall cause the Company and its Subsidiaries to, pay, promptly as and when due and payable, all Taxes, rentals, fees, royalties, debts and liabilities of every kind and nature incurred in, or arising from, the business or assets of the Company and its Subsidiaries.

     6.12 INSURANCE. The Company and its Subsidiaries shall, and the Seller shall cause the Company and its Subsidiaries to, maintain its existing insurance policies in full force and effect.

     6.13 COVENANT NOT TO COMPETE.

          (a) Restriction. To assure the Buyer the beneficial enjoyment of the Company, its Subsidiaries and the Company Shares, for a period from and after the Closing Date to the second anniversary of the Closing Date (the "Restricted Period"), the Seller agrees that during the Restricted Period, the Seller will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation, financing or control of, or act in an advisory capacity to, any business engaged, in whole or in part, in the business of purchasing retail auto installment contracts from auto dealers, which contracts have maturities of greater than 72 months, loan to value ratios of greater than 130% and whose Obligors have FICO scores of greater than 680 and where such business purchases in excess of $250,000 worth of


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

such contracts in any month (all of the foregoing being referred to herein as the "Business") within the United States.

          (b) Exception. Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit the Seller from acquiring, as a passive investor with no involvement in the operations of the Business, not more than five percent (5%) of the capital stock of an entity with operations in the Business whose stock is publicly traded on a national securities exchange or over-the-counter.

          (c) Reformation. In the event that the provisions of Section 6.13(a) should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable laws, then such provisions shall be deemed reformed to the maximum extent permitted by applicable laws.

          (d) Irreparable Damage. Because of the difficulty of measuring economic losses to the Buyer as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company, its Subsidiaries and the Buyer, for which the Buyer would have no other adequate remedy, the Seller agrees that the foregoing covenants may be enforced by the Buyer, the Company, its Subsidiaries or any of them by injunctions, restraining orders and other equitable actions, without the necessity of posting a bond.

          (e) Reasonable Restraint. It is agreed by the Parties that the foregoing covenants in this Section 6.13 impose a reasonable restraint on the Seller in light of the activities and business of the Buyer on the date of the execution of this Agreement and the current plans of the Buyer with respect to the conduct of the Business subsequent to the Closing. The Seller acknowledges that its agreements and the covenants set forth in this Section 6.13 are a material inducement to the Buyer's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Seller further acknowledges that the covenants set forth in this Section 6.13 contain limitations as to time, geographic area and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the good will or other business interests of the Buyer and, subsequent to the Closing, the Company and its Subsidiaries. All of the covenants in this
Section 6.13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Seller against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer, the Company or its Subsidiaries of such covenants. It is specifically agreed that the Restricted Period during which the agreements and covenants of the Seller made in this Section 6.13 shall survive and shall be computed by excluding from such computation any time during which the Seller is in violation of any provision of this Section 6.13. The covenants contained in this Section 6.13 shall not be affected by any breach of any other provision hereof by any Party hereto.

     6.14 COVENANT NOT TO SOLICIT. The Seller agrees that during the Restricted Period, the Seller will not, directly or indirectly, on its own behalf or on behalf of any other Person, hire or solicit or in any manner attempt to influence or induce any employee of the Company or its Subsidiaries to leave the employment of the Company or its Subsidiaries (excluding general advertisements on the world wide web or published in newspapers or trade publications of


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

general circulation), nor shall it use or disclose to any Person any information concerning the names and address of the Company's or its Subsidiaries' employees, except as required by law.

     6.15 SELLER STOCKHOLDERS' MEETING; PROXY STATEMENT AND PROXY.

          (a) The Seller shall promptly after the date of this Agreement take all actions necessary in accordance with the Delaware Act and its certificate of incorporation and bylaws to duly call, give notice of and hold the Seller Stockholders' Meeting as soon as reasonably practicable. Once the Seller Stockholders' Meeting has been called and noticed, the Seller shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by the Buyer) the Seller Stockholders' Meeting without the written consent of the Buyer, unless otherwise required by law or by a Governmental Body. The board of directors of the Seller has declared that this Agreement is advisable and shall recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the stockholders of the Seller and include in the Proxy Statement a copy of such recommendations; provided, however, that the board of directors of the Seller shall submit this Agreement to the stockholders of the Seller whether or not the board of directors of the Seller at any time subsequent to making such declaration takes any action permitted by Section 6.16(c) (unless the Seller complies with the provisions of Section 6.16(e)). The Seller shall solicit from its stockholders proxies voting in favor of this Agreement and the transactions contemplated hereby and shall take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders to authorize and approve this Agreement and the transactions contemplated hereby, including, without limitation, the hiring of a proxy solicitor reasonably acceptable to the Buyer prior to the dater that the Proxy Statement is available for mailing. Without limiting the generality of the foregoing, (i) the Seller agrees that its obligation to duly call, give notice of, convene and hold the Seller Stockholders' Meeting as required by this Section 6.15(a), shall not be affected by the withdrawal, amendment or modification of the Seller's board of directors' recommendation of approval and adoption of this Agreement and the transactions contemplated hereby, and (ii) the Seller agrees that its obligations under this
Section 6.15(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Seller of any Acquisition Proposal.

          (b) In connection with the Seller Stockholders' Meeting, the Seller shall promptly after the date of this Agreement prepare and file with the SEC a preliminary proxy statement relating to the transactions contemplated by this Agreement (the "Preliminary Proxy Statement") and shall use its reasonable best efforts to respond to the comments of the SEC and to cause a definitive proxy statement (such proxy statement, together with any amendments thereof or supplements thereto, the "Proxy Statement") to be mailed to the Seller's stockholders as soon as reasonably practicable after the Proxy Statement is available for mailing; provided, however, that prior to the filing of each of the Preliminary Proxy Statement and the Proxy Statement, the Seller shall consult with the Buyer with respect to such filings and shall afford the Buyer reasonable opportunity to comment thereon. The Buyer shall provide the Seller with any information for inclusion in the Preliminary Proxy Statement and the Proxy Statement that may be required under applicable law with respect to the Buyer as is reasonably requested by the Seller.

          (c) The Buyer agrees that none of the information furnished or to be furnished by the Buyer with respect to the Buyer (as opposed to comments and/or written materials


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

provided with respect to the text of the Proxy Statement) in writing specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, at the time of the meeting of the Stockholders of the Seller to which the Proxy Statement relates (the "Seller Stockholders' Meeting"), or on the Closing Date, as then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.16 NO SHOPPING.

          (a) From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Seller and the Company shall not, nor shall they permit any of their Subsidiaries to, and the Seller and the Company shall take commercially reasonable actions to prevent their respective affiliates, stockholders, directors, officers, employees, representatives or agents (collectively, the "Seller Representatives") from taking any action to, directly or indirectly, (i) solicit, initiate or knowingly encourage the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal, or (ii) participate or engage in any discussions or negotiations regarding, or furnish any information to any Person with respect to, or take any other action designed or reasonably likely to facilitate any inquiries or the making of any proposal that constitutes or may constitute an Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.16(a) by any Seller Representative shall be deemed to be a breach of this Section 6.16(a) by the Seller and the Company. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than the Buyer or any of its affiliates) relating to (A) any tender offer, exchange offer, merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Seller, the Company or any of its Subsidiaries; (B) the issuance or acquisition of shares of capital stock or other equity interests representing fifteen percent (15%) or more of the outstanding capital stock or other equity interests of the Seller or representing any of the capital stock or equity interests of the Company or any of its Subsidiaries or any tender or exchange offer that if consummated, would result in any Person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity interests of the Seller representing fifteen percent (15%) or more of the outstanding capital stock or other equity interests of the Seller or representing any of the capital stock or equity interests of the Company or any of its Subsidiaries; (C) the sale, lease, exchange, license (whether exclusive or not), franchise, or other disposition of any significant portion of the business or assets of the Seller, the Company or any of its Subsidiaries, including, without limitation, through a whole loan sale or other similar disposition; or (D) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement or which could reasonably to expected to dilute materially the benefits to the Buyer of the transactions contemplated hereby; provided, however, the term Acquisition Proposal shall not be deemed to include any transaction set out in clauses (A) through (D) above if, such transaction specifically excludes the Company and its Subsidiaries (and specifically provides for and allows the consummation of the transactions contemplated by this Agreement pursuant to the terms of this Agreement) or in connection therewith, the third party or parties that are a party or parties to such transaction expressly assume the obligations of the Seller hereunder (with such assumption specifically acknowledging and providing for the consummation of the transactions contemplated by this Agreement pursuant to the terms of this Agreement); provided, however, that such assumption shall not relieve the Seller of its obligations hereunder. The Seller and the Company shall immediately cease and cause to be terminated, and shall cause their Subsidiaries and all Seller Representatives to immediately cease and cause to be terminated, all existing solicitations, initiations, activities, discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. The Seller and the Company shall promptly notify each Seller Representative of its obligations under this
Section 6.16.

          (b) Notwithstanding the foregoing, the Seller, the Company and the Seller Representatives may participate in discussions or negotiations with, or furnish information with respect to the Seller (but which information may not include any information with respect to the Company or any of its Subsidiaries or their businesses) pursuant to a customary confidentiality agreement on terms substantially similar to those in effect between the Seller and the Buyer to, any Person if and only if (i) such Person has submitted an unsolicited bona fide written Acquisition Proposal to the Seller that constitutes or may reasonably be expected to constitute a Superior Proposal, (ii) neither the Seller, the Company nor any of the Seller Representatives shall have violated Section 6.16(a), and
(iii) the board of directors of the Seller (A) determines (and has been advised in writing by its outside counsel) that failing to take such action would constitute a breach of its fiduciary duties to the Seller's stockholders under applicable law and (B) provides two (2) Business Days' prior written notice to the Buyer of its decision to so participate or furnish such information.

          (c) Except as set forth in the following sentence, neither the board of directors of the Seller nor any committee thereof shall (i) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the transactions contemplated by this Agreement, (ii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer its approval or recommendation of this Agreement or the transactions contemplated by this Agreement, (iii) approve, enter, or permit or cause the Seller or the Company to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or
(iv) resolve or announce its intention to do any of the foregoing. The immediately preceding sentence notwithstanding, in the event that prior to the Seller Stockholders' Meeting the board of directors of the Seller receives a bona fide written Superior Proposal, the board of directors of the Seller may
(A) approve or recommend a Superior Proposal, (B) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer its approval or recommendation of this Agreement or the transactions contemplated hereby, (C) enter into an agreement with respect to a Superior Proposal, or (D) resolve or announce its intention to do any of the actions set forth in the preceding clauses (A) or through (C), if (x) such board determines (and has been advised in writing by its outside counsel) that failing to take such action would constitute a breach of its fiduciary duties to the Seller's stockholders under applicable law, (y) the Seller furnishes the Buyer two (2) Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the person making the same) and (z) prior to entering into any agreement with respect to a Superior Proposal, the Seller furnishes the Buyer with at least two (2) Business Days notice of its intention to do so and shall have caused its financial and legal advisors to negotiate with Buyer to make such adjustments in the terms and conditions of this Agreement as would enable the Seller and the Company to proceed with the Transactions contemplated herein on such adjusted terms. For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal that is


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

financially superior to the transactions contemplated by this Agreement, if, and only to the extent that, (1) the board of directors of the Seller determines (and has been advised in writing by its outside counsel) that failing to take action would constitute a breach of its fiduciary duties to the Seller's stockholders under applicable law, (2) if such Acquisition Proposal is an all cash or substantially all cash offer, the board of directors of the Seller shall have determined that such Person is capable of consummating such Acquisition Proposal on the terms proposed, and (3) the board of directors of the Seller determines (after consultation with the Seller's independent financial advisors or investment bankers of nationally recognized reputation) in the proper exercise of its fiduciary duties to the Seller's stockholders that such Acquisition Proposal provides greater value to the stockholders of the Seller than the transaction contemplated hereby.

          (d) In addition to the other obligations of the Seller set forth in this Section 6.16, the Seller shall promptly (and in any event within one (1) day after receipt thereof) advise the Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request, or inquiry, and the identity of the Person making the same. The Seller shall immediately provide the Buyer (and in agreement within one (1) day of receipt or delivery thereof) with copies of all written materials received or delivered by the Seller, the Company or the Seller Representatives related to such Acquisition Proposal, request, or inquiry. The Seller shall inform the Buyer on a prompt and current basis of the status, terms and content of any discussions regarding any Acquisition Proposal with a third party. Nothing contained in this Section 6.16(d) shall prevent the board of directors of the Seller from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

          (e) If the Seller or the Company proposes to enter into an agreement with respect to any Superior Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, the termination fee set forth in
Section 12.3(c).

     6.17 AMENDMENT OF DISCLOSURE SCHEDULE. Each of the Seller, the Company and the Buyer agree that, with respect to the representations and warranties of the Seller and the Company contained herein, the Seller and the Company shall have the continuing obligation until the Closing Date to supplement, modify or amend promptly the Disclosure Schedule with respect to (a) any new matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule (the "New Matters"), and (b) other matters which are not New Matters but which should have been set forth or described in the Disclosure Schedule as of the date hereof (the "Other Matters"). Any such supplement, modification or amendment (i) that reflects a New Matter shall qualify the Seller's and the Company's representations and warranties for all purposes of this Agreement, except for purposes of determining whether the conditions set forth in Article 8 hereof have been fulfilled if any such supplement, modification or amendment that reflects a New Matter shows a material and adverse change in the financial condition, properties, business or results of the Company and its Subsidiaries, taken as a whole, and (ii) that reflects one or more Other Matters shall not qualify any of the Seller's or the Company's representations or warranties for any purpose under this Agreement, and shall be provided solely for informational purposes. On or before the Closing Date, the Seller and the Company will prepare and deliver to the Buyer a copy of the Disclosure Schedule revised to reflect any supplement, modification or amendment required pursuant to this Section 6.17. The Company and the Seller


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

deliver any such supplemented, modified or amended Disclosure Schedule to the Buyer at least five (5) Business Days before the Closing Date. If no supplemented, modified or amended Disclosure Schedule satisfying the foregoing requirements is provided by the Seller or the Company, the Disclosure Schedule as delivered upon the execution of this Agreement shall continue to apply.

     6.18 NOTIFICATION. Between the date of this Agreement and the Closing Date, the Seller and the Company will promptly notify the Buyer in writing if the Seller, the Company or any of the Company's Subsidiaries becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller's or the Company's representations and warranties as of the date of this Agreement, or if the Seller or the Company or any of the Company's Subsidiaries becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, or of the occurrence of any breach of any covenant of the Seller or the Company in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

     6.19 IDENTIFIED RECEIVABLES. After the Closing Date, the Buyer shall use, and shall cause the Company to use, commercially reasonable efforts, consistent
(a) with prior ordinary course business practices of the Company and (b) the normal servicing practices of the Buyer, to collect the Identified Receivables.

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the
Closing:

     7.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article 10 below). The Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company and its Subsidiaries.

     7.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under
Article 10 below).

     7.3 SEVERANCE PAYMENTS. Although the Buyer will not assume sponsorship of or any Liabilities under any Severance Plans sponsored or maintained by the Seller, the Company or


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

any of its Subsidiaries, the Buyer and the Seller agree that the Buyer shall be responsible for any severance liabilities that become owed to any employees of the Company or any of its Subsidiaries subsequent to the Closing Date under a newly established or existing severance plan or program sponsored by or maintained by the Buyer (the "Buyer Severance Plan"), the Company or any of its Subsidiaries subsequent to the Closing Date; provided, however, that the Buyer shall have no Liabilities or obligations and the Buyer Severance Plan shall, without exception, exclude any severance Liabilities that become owed to either
(i) Prodyedth K. Chaterjee or Kevin J. Rieke or (ii) any other person who became or becomes employed by the Company or any of its Subsidiaries subsequent to July 31, 2005 and who subsequently terminates employment with the Company or any ERISA Affiliate either on or before the Closing or within ten (10) Business Days from the Closing. Notwithstanding anything in the previous sentence to the contrary, the Buyer's Severance Plan can cover and include any person who becomes employed subsequent to July 31, 2005 at the request of or with the approval of the Buyer. The Buyer Severance Plan shall provide benefits that are not less than that amount of benefits which would have been accrued and paid under the Severance Plans had the Retained Employees or Co-Employees been terminated from employment with the Company or Seller under the Severance Plan immediately before the Closing. The Seller covenants and agrees to pay all amounts that become due to Kevin J. Rieke or to Prodyedth K. Chaterjee for all severance liabilities, including, without limitation, any liabilities pursuant to that certain Employment Agreement, dated as of September 1, 2004, by and among the Seller, the Company and Prodyedth K. Chaterjee.

                                    ARTICLE 8
                      CONDITIONS TO OBLIGATION OF THE BUYER

     Except as may be waived in writing by the Buyer, the obligations of the Buyer hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     8.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Seller and the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case before giving effect to any Other Matters reflected in any amendment, supplement or modification to the Disclosure Schedule made pursuant to Section 6.17 and any New Matters reflected in any amendment, supplement or modification to the Disclosure Schedule made pursuant to Section 6.17 which reflect a material and adverse change in the financial condition, properties, business or results of the Company and its Subsidiaries, taken as a whole.

     8.2 COVENANTS. The Seller and the Company shall have performed and complied in all respects with all of their covenants and agreements hereunder through the Closing.

     8.3 TITLE TO THE COMPANY SHARES. The Seller shall have transferred to the Buyer good and marketable to all of the Company Shares (other than restrictions on marketability imposed by federal or state securities laws or that arise as a result of the fact that the Company

Shares are not listed for trading on any securities market or national securities exchange or that arise as a result of the Company Shares being owned by the Buyer), free and clear of any and all Security Interests of any kind or nature whatsoever. No claim shall have been filed, made or threatened by any Person asserting that he, she or it is entitled to any part of the Purchase Price paid for the Company Shares. The Seller shall deliver to the Buyer the certificate(s) representing the Company Shares, either duly endorsed for transfer to the Buyer or accompanied by appropriate duly executed stock powers.

     8.4 SELLER STOCKHOLDERS APPROVAL. The Seller Stockholders' Meeting shall have been duly called, noticed and held in accordance with the Delaware Act and the Seller's certificate of incorporation, and this Agreement and the transaction contemplated hereby shall have been approved at the Seller Stockholders' Meeting by the vote required by the Delaware Act and the Seller's certificate of incorporation.

     8.5 CONSENTS AND HSR ACT.

          (a) The Seller, the Company and its Subsidiaries, as applicable, shall have procured consents, in form and substance satisfactory to the Buyer, to the consummation of the transaction contemplated hereby, for all agreements contracts, leases, licenses or instruments set forth in Section 4.15(e) or
Section 4.16 of the Disclosure Schedule.

          (b) All waivers or consents of any Governmental Body necessary for the consummation of the transactions contemplated herein and for the transfer of any Permits of the Company and its Subsidiaries, and all applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted.

     8.6 PROCEEDINGS. No action, suit, or proceeding, whether a class action, seeking certification of a class, or otherwise, shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable Order or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the Buyer to own the Company Shares or to control the Company and its Subsidiaries, (d) affect materially and adversely the right of the Company or its Subsidiaries to own their respective assets and to operate their respective businesses, or (e) could reasonably be expected to have a Material Adverse Effect on the Company, its Subsidiaries or the Buyer, and, in each case, no such Order or change shall be in effect.

     8.7 NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect shall be existing or have occurred since the date of this Agreement with respect to the Company, its Subsidiaries, or any of their businesses.

     8.8 CERTIFICATE. The Seller and the Company shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
Section 8.1 through Section 8.7 have been satisfied in all respects.

     8.9 RECORDS. The Buyer shall have received possession, or constructive possession, of all corporate, accounting, business and Tax records of the Company and its Subsidiaries.


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

     8.10 EMPLOYMENT OR RETENTION AGREEMENTS. The Buyer shall have received executed employment or retention agreements executed by the officers and employees of the Company and/or its Subsidiaries designated by the Buyer, in form satisfactory to the Buyer, conditioned only upon the Closing.

     8.11 RESIGNATIONS. The Buyer shall have received the resignations of the directors and officers of the Company and its Subsidiaries designated by the Buyer prior to Closing, in form and substance satisfactory to the Buyer.

     8.12 LICENSE AGREEMENT. The Seller shall have delivered to the Buyer an executed counterpart of a license agreement, which shall provide for a perpetual, royalty free, worldwide license of any Proprietary Rights and Proprietary Technology set forth on Schedule D that are owned by the Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) and that are used in the business of the Company and its Subsidiaries as currently conducted, to the extent necessary to manage the portfolio in connection with deviations of certificates of title or lien instruments and ancillary documentation, containing customary terms for agreements of this type and in form and substance reasonably satisfactory to the Buyer (the "License Agreement").

     8.13 TRANSITION SERVICES AGREEMENT. The Seller shall have delivered to the Buyer an executed counterpart of the Transition Services Agreement, substantially in the form attached hereto as Exhibit B (the "Transition Services Agreement").

     8.14 INDEMNITY ACCOUNT AGREEMENT. The Seller shall have delivered to the Buyer an executed counterpart of the Indemnity Account Agreement.

     8.15 BROKER'S FEES. The Seller and the Company shall have provided evidence, in form and substance satisfactory to the Buyer, of the payment of all Liabilities and obligations related to the broker relationship set forth on
Section 3.1(d) of the Disclosure Schedule.

     8.16 SIDE LETTER. The Seller shall have delivered to the Buyer an executed counterpart of a side letter addressing certain litigation issues, in form and substance satisfactory to the Buyer (the "Side Letter").

     8.17 OTHER DELIVERIES AT CLOSING. The Seller and the Company shall have delivered to the Buyer:

          (a) The certificate of incorporation of the Seller, the Company Certificate and the Subsidiary Formation Documents, all certified by the Secretary of State of their respective jurisdiction of incorporation or formation;

          (b) Copies of (i) the Seller's resolutions of its board of directors and the stockholders of the Seller authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby, (ii) the Company's resolutions of its board of directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby, (iii) the Bylaws of the Seller, the Company Bylaws and the Subsidiary Governance Documents, and
(iv) the names of the officer or officers of the Seller and the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Seller, the Company and its Subsidiaries, as applicable, to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;


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

          (c) A good standing certificate for the Company and its Subsidiaries from the Secretaries of State of all jurisdictions where the Company and its Subsidiaries are incorporated or formed or are required to be qualified to do business in, showing that the Company and its Subsidiaries are in good standing and qualified as a domestic or foreign corporation in each such state, dated as of a date within ten (10) days prior to the Closing Date;

          (d) All documents necessary to effectuate the transfer and assignment of the Proprietary Rights listed under the heading Domain Name on Section 4.13(b) of the Disclosure Schedule;

          (e) Evidence, satisfactory to the Buyer, documenting the termination of that certain UCC-1 Financing Statement, filed with the Nevada Secretary of State (Document Number: 2005019063), by Greater Buffalo Savings Bank;

          (f) Evidence, satisfactory to the Buyer, documenting the contribution of all of the record and beneficial ownership of all of the capital stock of Bay View Securitization Corporation from the Seller to the Company;

          (g) Evidence, satisfactory to the Buyer, documenting the transfer of the following contracts from the Seller to the Company: (i) that certain APPRO Lease Center ASP AGREEMENT, by and between Bay View Bank, N.A. and APPRO Systems, Inc., dated as of May 23, 2001, as amended, (ii) that certain Services Agreement, dated as of April 1, 2000, by and between the Seller and Document Fulfillment Services, Inc., as amended, and (iii) that certain Receivables Purchase and Sale Agreement, by and between Bay View Bank, N.A. and Countrywide Home Loans, Inc., dated as of December 29, 2000, as amended.

          (h) Evidence satisfactory to the Buyer that the notices to, filings with, or authorizations, consents or approvals of the applicable Government Bodies set out in Section 4.2 of the Disclosure Schedule have been given, filed or obtained; and

          (i) The Buyer shall have received from counsel to the Seller and the Company closing legal opinions in substantially the form of Exhibit C addressed to the Buyer and dated as of the Closing Date.

                                    ARTICLE 9
                     CONDITIONS TO OBLIGATION OF THE SELLER

     Except as may be waived in writing by the Seller, the obligations of the Seller hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

     9.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality or Material Averse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made, and each of the representations and warranties of the Buyer contained in this Agreement that are not qualified as to materiality or Material Averse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date (other than representations and warranties which address matters only as of a


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

particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date), with the same force and effect as if then made.

     9.2 COVENANTS. The Buyer shall have performed and complied in all respects with all of its material covenants and agreements hereunder through the Closing.

     9.3 SELLER STOCKHOLDERS' MEETING. This Agreement shall have been approved at the Seller Stockholders' Meeting by the vote required by the Delaware Act and the Seller's certificate of incorporation.

     9.4 HSR ACT. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted.

     9.5 PROCEEDINGS. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable Order or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and, in each case, no such Order or charge shall be in effect.

     9.6 CERTIFICATE. The Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 9.1 and
Section 9.2 are satisfied in all respects.

     9.7 TRANSITION SERVICES AGREEMENT. The Buyer shall have delivered to the Seller an executed counterpart of the Transition Services Agreement.

     9.8 INDEMNITY ACCOUNT AGREEMENT. The Buyer shall have delivered to the Seller an executed counterpart of the Indemnity Account Agreement.

     9.9 SIDE LETTER. The Buyer shall have delivered to the Seller an executed counterpart of the Side Letter.

     9.10 DELIVERIES AT CLOSING. The Buyer shall have delivered to the Seller:

          (a) The certificate of incorporation of the Buyer, certified by the Secretary of State of its jurisdiction of incorporation; and

          (b) Copies of (i) Buyer's resolutions of its board of directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby, (ii) the Bylaws of the Buyer, and (iii) the names of the officer or officers of the Buyer authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of Buyer, to be true, correct, complete and in full force and effect and unmodified as of the Closing Date.

                                   ARTICLE 10
                                 INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation by any Party hereto, (a) all of the representations and warranties of the Parties contained in this Agreement or any other agreement executed pursuant to hereto shall survive the


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Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period (the "Survival Period") ending on the close of business of the eighteenth-month anniversary of the Closing Date, (b) other than as set forth in this Agreement, all of the covenants and agreements of the Parties contained in this Agreement or any other agreement executed pursuant hereto shall survive the Closing indefinitely (even if the damaged Party knew or had reason to know of any breach of any covenant or agreement at the time of Closing), and (c) all statements contained in any certificate, exhibit, instrument or other agreement executed by or delivered by the Seller, the Company or the Buyer, as applicable, pursuant to this Agreement shall be deemed to have been representations of the Seller, the Company or the Buyer, as applicable, and shall survive the Closing and any investigation made by any Party or on its behalf for a period ending on the expiration of the Survival Period; provided, however, that all representations and warranties shall survive beyond completion of the Survival Period for all claims which are asserted on or before the expiration of the Survival Period; provided, further, however, that the representations and warranties contained in Sections 3.1(b), 3.1(d), 3.1(e), 3.2(b), 3.2(d), 4.2, 4.4, 4.5, 4.11 and 4.21 and any claims for indemnification to be made pursuant to Section 10.2(d) shall survive and may be made until thirty (30) days after the expiration of the applicable statutes of limitations related to the subject matter thereof.

     10.2 SELLER'S INDEMNITY. Subject to the terms and conditions of this
Article 10, the Seller and the Company agree, prior to the Closing, and the Seller agrees after the Closing, to indemnify, defend and hold the Buyer and its Subsidiaries, officers, directors, agents, attorneys and affiliates (collectively, the "Buyer Indemnified Parties," which term shall include the Company, its Subsidiaries and any of their officers, directors, agents, attorneys and affiliates after the Closing) harmless from and against all losses, claims, obligations, demands, assessments, penalties, Liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by the Buyer Indemnified Parties by reason of or resulting from any of the following:

          (a) any breach by the Seller or the Company of any representation or warranty of the Seller or the Company contained herein or in any agreement executed by the Seller or the Company pursuant hereto, in each case after giving effect to any New Matters reflected in any supplemented, modified or amended Disclosure Schedule delivered pursuant to Section 6.17;

          (b) any breach by the Seller or the Company of any covenant or agreement of the Seller or the Company contained herein or in any agreement executed by the Seller or the Company pursuant hereto;

          (c) any claims by any of the Seller's stockholders with respect to this Agreement or the acquisition by the Buyer of the Company Shares, where the actions of the Buyer are not the proximate cause of the damages alleged in such claims; or

          (d) any failure of the Company to collect the entire balance of an Identified Receivable or other Damages incurred with respect to an Identified Receivables as a result of the failure to have title documents.

     10.3 BUYER'S INDEMNITY. Subject to the terms and conditions of this Article 10, the Buyer hereby agrees to indemnify, defend and hold the Seller, the Company and their officers,


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

directors, agents, attorneys and affiliates prior to the Closing, and the Seller and its officers, directors, agents, attorneys and affiliates after the Closing (collectively, the "Seller Indemnified Parties") harmless from and against all Damages asserted against or incurred by the Seller Indemnified Parties by reason of or resulting from a breach by the Buyer of any representation, warranty or covenant of the Buyer contained herein or in any agreement executed by the Buyer pursuant hereto.

     10.4 PAYMENT OF CLAIMS.

          (a) The respective obligations and liabilities of the Buyer on the one hand, and the Seller and the Company, on the other hand (the "indemnifying party"), to the other (the "party to be indemnified") under Sections 10.2 and 10.3, respectively, hereof with respect to the payment of claims shall be governed by this Section 10.4.

          (b) In the event that a party to be indemnified becomes aware of a claim for indemnification by it hereunder not involving a third-party claim, the party to be indemnified shall promptly provide the indemnifying party with notice of such claim; provided, however, that the failure to give notice shall not affect the right of the party to be indemnified to indemnification hereunder except to the extent that such failure prejudices the indemnifying party. If the indemnifying party does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the party to be indemnified shall be entitled to recover promptly from (a) the Restricted Account (in accordance with the provisions of the Indemnity Account Agreement) and then from the Seller (and the Company if such claim relates to an event or occurrence that arises prior to Closing), if the party to be indemnified is a Buyer Indemnified Party, and (b) from the Buyer, if the party to be indemnified is a Seller Indemnified Party, as the case may be, the amount of such claim and no later objection by the indemnifying party shall be permitted. If the indemnifying party agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the party to be indemnified shall nevertheless be entitled to recover promptly from (i) first, the Restricted Account (in accordance with the provisions of the Indemnity Account Agreement) and, second, from or the Seller (and the Company if such claim relates to an event or occurrence that arises prior to Closing), if the party to be indemnified is a Buyer Indemnified Party, and (ii) from the Buyer, if the party to be indemnified is a Seller Indemnified Party, as the case may be, the lesser amount without prejudice to the party to be indemnified's claim for the difference. Upon the final determination of such claim, the party to be indemnified shall nevertheless be entitled to recover promptly from (A) first, the Restricted Account (in accordance with the provisions of the Indemnity Account Agreement) and, second, from or the Seller (and the Company if such claim relates to an event or occurrence that arises prior to Closing) if the party to be indemnified is a Buyer Indemnified Party, and (B) from the Buyer, if the party to be indemnified is a seller Indemnified Party, as the case may be, the remaining amount of such claim.

          (c) (i) If a party to be indemnified receives notice of assertion of commencement of any claim, action or proceeding made or brought by any Person who or which is not a party to this Agreement or an affiliate of a party to this Agreement (a "Third Party Claim") against such party to be indemnified with respect to which an indemnifying party is obligated to provide indemnification under this Agreement, the party to be indemnified will give such indemnifying party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. Such notice will


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

describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the party to be indemnified. The party to be indemnified should have the right to control the defense of any Third Party Claim. The indemnifying party will have the right to participate in the defense of any Third Party Claim at such indemnifying party's own expense and by such indemnifying party's own counsel.

               (ii) If the a party to be indemnified fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten (10) calendar days after receiving written notice from the indemnifying party that the indemnifying party believes the a party to be indemnified has failed to take such steps, the indemnifying party may assume the defense of such Third Party Claim. In the event that the indemnifying party has assumed the defense of any Third Party Claim, the indemnifying party shall not enter into any settlement of such claim without the consent of the party to be indemnified (such consent not to be unreasonably withheld, conditioned or delayed), if (A) such settlement would lead to a liability or create any financial or other obligation on the part of the party to be indemnified for which the party to be indemnified is not entitled to indemnification hereunder, or (B) such settlement would involve injunctive or other equitable relief binding upon the party to be indemnified.

               (iii) Without the prior written consent of the indemnifying party, the party to be indemnified will not enter into any settlement of any Third Party Claim without the consent of the indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed), if (A) such settlement would lead to a liability or create any financial or other obligation on the part of the indemnifying party, or (B) such settlement would involve injunctive or other equitable relief binding upon the indemnifying party.

               (iv) At any time after the commencement of the defense of any Third Party Claim, if such Third Party Claim can be settled or compromised for a sum certain, the indemnifying party may request the party to be indemnified to agree in writing to the payment, settlement or compromise of the asserted Third Party Claim for such sum, whereupon such action shall be taken unless the party to be indemnified determines that the contest should be continued, and so notifies the indemnifying party in writing within fifteen (15) days of such request from the indemnifying party. If the party to be indemnified determines that the contest should be continued, the indemnifying party shall be liable hereunder only to the extent of the amount that the other party to the contested Third Party Claim had agreed to accept in payment, settlement or compromise as of the time the indemnifying party made its request therefor to the party to be indemnified.

     10.5 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything else contained herein to the contrary, no indemnification payable by an indemnifying party in this Article 10 shall be required from an indemnifying party (a) for any individual item where the Damages related thereto are less than $5,000 and
(b) in respect of each individual item where the Damages related thereto exceed the amount set out in clause (a) above, until the aggregate amount of Damages incurred by a party to be indemnified exceeds $100,000 (the "Deductible"). In the event that a party to be indemnified's Damages exceed the Deductible, the indemnifying party's obligations will apply only to all such Damages that exceed the Deductible. In no event shall the aggregate liability under this Article 10 of (i) the Seller and the Company for all claims


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

hereunder exceed an amount equal to $3,200,000 (the "Cap"), and (ii) the Buyer for all claims hereunder exceed an amount equal to the Cap; provided, however, that, with respect to any Damages suffered or incurred by a Buyer Indemnified Party resulting from or arising out of a claim for fraud, or under Section 10.2(b) (related solely to a breach of any covenant contained in Sections 6.3, 6.8, 6.9, 6.10, 6.13, 6.14 or 7.3), under Section 10.2(c), or under Section
10.2(d) the Seller (and the Company if such claim relates to an event or occurrence that arises prior to the Closing) shall be liable for all such Damages, without regard to the Cap or the Deductible. Amounts payable for Damages suffered or incurred by a Buyer Indemnified Party resulting from or arising out of a claim under Section 10.2 shall be paid first from the Restricted Account and then the Seller (and the Company if such claim relates to an event or occurrence that arises prior to the Closing); provided, however, that amounts payable for Damages suffered or incurred by a Buyer Indemnified Party resulting from or arising out of a claim for fraud or willful misrepresentation, or under Section 10.2(b) (related solely to a breach of any covenant contained in Sections 6.3, 6.8, 6.9, 6.10, 6.13, 6.14 or 7.3), under
Section 10.2(c), or under Section 10.2(d) shall be paid first by the Seller (and the Company if such claim relates to an event or occurrence that arises prior to the Closing) and then from the Restricted Account; provided, further, however, that the Buyer Indemnified Parties may choose to seek payment first from the Restricted Account prior to seeking payment from the Seller (and the Company if such claim relates to an event or occurrence that arises prior to the Closing).

     10.6 OTHER INDEMNIFICATION PROVISIONS.

          (a) The Seller shall not be entitled to seek recovery, pursuant to any theory of subrogation, contribution or otherwise, of any Damages payable to the Company or any other party to be indemnified under this Article 10.

          (b) Notwithstanding any other provision hereof or of any applicable law, no party to be indemnified will be entitled to make a claim for Damages against an indemnifying party hereunder, to the extent that the party to be indemnified had a reasonable opportunity, but failed in good faith to attempt to mitigate any Damages, including, but not limited to, the failure to use commercially reasonable efforts to recover under a policy of insurance.

          (c) The amount of any Damages payable pursuant to this Article 10 will be net of (i) any federal income Tax benefits realized by the party to be indemnified as a result of the Damages, (ii) any insurance proceeds actually received by the party to be indemnified in connection with the circumstances giving rise to the claim but less the amount of any increase in the premiums for the insurance policy or policies under which the payment of insurance proceeds was made and which is attributable to the payment of such Damages, and (iii) recoveries from third parties actually received by the party to be indemnified. If the indemnifiable loss is covered by insurance or subject to third party recoveries, the party to be indemnified shall use reasonable efforts to recover the amount of coverage or claim from such insurer or third party. For purposes of this Article 10, a federal income Tax benefit means the reduction of federal income Tax liabilities resulting from an increase in deductions, losses or tax credits or a decrease in the income, gains or recapture of tax credits that the party to be indemnified would have reported or taken into account in the current taxable year or a future taxable period subsequent to the Closing Date. For purposes of this Article 10, a federal income Tax benefit will be treated as realized when it reasonably will result in a reduction in the amount of cash actually paid by the party to be indemnified with respect to its the federal income Taxes for the current taxable period


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

or year or in any federal income tax return with respect thereto or where it increases other losses, deductions, credits or items available to the party to be indemnified with respect to its the federal income Taxes for the current taxable period or year or in any federal income tax return with respect thereto. To the extent such federal income Tax benefit does not give rise to a currently realizable federal income Tax benefit, but does give rise to a future federal income Tax benefit subsequently realized by the party to be indemnified, then such party shall refund to the indemnifying party the amount of such federal income Tax benefit when, as, and if realized.

          (d) Notwithstanding anything to the contrary herein, no party shall be liable to another for consequential damages, lost profits, punitive or exemplary damages.

          (e) The Seller and the Buyer agree to treat any indemnity payments pursuant to this Article 10 of this Agreement as an adjustment to the Purchase Price for all United States federal, state, local and foreign Tax purposes, unless specifically otherwise required by applicable law.

          (f) From and after the Closing, except for injunctive action or other equitable remedies, the provisions of this Article 10 shall be the exclusive remedy of the Parties hereto and their respective directors, officers, partners, employees, agents and representative for a breach of this Agreement or any certificate or other document delivered in connection herewith and for monetary damages arising under this Agreement or any other document delivered in connection herewith.

                                   ARTICLE 11
                                   TAX MATTERS

     The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing
Date:

     11.1 RESPONSIBILITY FOR FILING TAX RETURNS FOR PERIODS THROUGH CLOSING DATE. The Seller shall include the income of the Company and its Subsidiaries (including any deferred items triggered into income by Treasury Regulation
Section 1.1502-13 and any excess loss account taken into income under Treasury Regulation Section 1.1502-19) on the Seller's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. For all taxable periods ending on or before the Closing Date, the Seller shall cause the Company and its Subsidiaries to join in the Seller's consolidated federal income Tax Return and, in jurisdictions requiring separate reporting from the Seller, to file separate company state and local income Tax Returns. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. The Buyer shall have the right to review and comment on any such separate Tax Returns and, with respect to a consolidated federal income Tax Return of the Seller, that portion of such return that relates to the Company or its Subsidiaries, as prepared by the Seller and the Seller shall make such changes to such Tax Returns as reasonably suggested by the Buyer. The Seller shall deliver the a copy of such Tax Returns on or before thirty (30) days prior to the applicable due date of any such Tax Return and prior to filing such Tax Return. The Buyer shall deliver all such comments in writing to the Seller not later than ten (10) Business Days after delivery of the Tax Returns from the Seller. To the extent the Buyer and the Seller disagree as to the amount of taxable income (or loss) to be included in the Seller's income Tax


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

Return, the Seller and the Buyer agree that such Tax Return shall be submitted to a mutually agreed upon independent certified accounting firm. Any determination by the accounting firm shall be binding on the parties as to the amount of taxable income (or loss) to be included in the Seller's consolidated federal or state income Tax Return for the period ending as of the Closing Date. The cost of such accounting firm shall be shared equally by the Seller and the Buyer. The Buyer shall cause the Company and its Subsidiaries to furnish information to the Seller as reasonably requested by the Seller to allow the Seller to satisfy its obligations under this section in accordance with past custom and practice. The Company and its Subsidiaries and the Buyer shall consult and cooperate with the Seller as to any elections to be made on returns of the Company and its Subsidiaries for periods ending on or before the Closing Date. The Buyer shall cause the Company and its Subsidiaries to file income Tax Returns or shall include the Company and its Subsidiaries in its combined or consolidated income Tax Returns for all periods other than periods ending on or before the Closing Date.

     11.2 CLOSING OF THE BOOKS. The Seller, the Company and the Buyer agree that no election shall be made by either the Seller, the Company or the Buyer under Treasury Regulation Section 1.1502-76(b)(2)(ii) with respect the calculation of the Company's taxable income for any period included within the Tax Returns filed or to be filed for any Pre-Closing Tax Period or Straddle Tax Period. Each of the Seller and the Company agree that by reason of not making the election under Treasury Regulation Section 1.1502-76(b)(2)(ii), the Seller shall cause the Tax Returns filed or to be filed for any Pre-Closing Tax Period or Straddle Tax Period to be prepared on the basis of an actual book cutoff (i.e. a closing of the books). The Seller and the Buyer agree to report all transactions not in the Ordinary Course of Business occurring on the Closing Date after the Buyer's acquisition of the Company Shares on the Buyer's federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B).

     11.3 STRADDLE TAX PERIODS. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Tax Period"), the amount of any Taxes based on or measured by income or receipts of the Company and its Subsidiaries for the Tax period beginning before and ending on the Closing Date (the "Pre-Closing Tax Period") shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Company and its Subsidiaries for a Straddle Tax Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Tax Period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

     11.4 RESPONSIBILITY FOR FILING TAX RETURNS. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries that are filed after the Closing Date (other than income Tax Returns to be filed by the Seller pursuant to Section 11.1 hereof). All such tax returns that are filed for a taxable period ending on or before the Closing Date or for a Straddle Tax Period shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. With respect to


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

any such Tax Returns, the Seller shall have the right to review and comment on such Tax Returns and the Buyer shall make such changes to such Tax Returns as are reasonably requested by the Seller. The Buyer shall deliver a copy of such Tax Returns to Seller on or before thirty (30) days prior to the applicable due date of any such Tax Return and prior to filing such Tax Return. The Seller shall deliver all such comments in writing to the Buyer not later than ten (10) Business Days after the delivery of the Tax Returns from the Buyer. To the extent that the Seller and the Buyer disagree on the content of a Tax Return, the Seller and Buyer agree that such Tax Return shall be submitted to mutually agreed upon independent certified public accounting firm, whose determination shall be binding on the parties. The costs of such accounting firm shall be shared equally by the Seller and the Buyer.

     11.5 COOPERATION ON TAX MATTERS.

          (a) The Buyer, the Company and the Seller shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns pursuant to this Article 11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Seller agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer, the Company or the Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and
(ii) to give the Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer so requests, the Company or the Seller, as the case may be, shall allow the Buyer to take possession of such books and records.

          (b) The Buyer, the Company and the Seller further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c) The Buyer, the Company and the Seller further agree, upon request, to provide the other Parties with all information that any Party may be required to report pursuant to section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     11.6 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Seller when due, and the Seller will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     11.7 AUDIT. The Seller shall allow the Company and its counsel to participate at the Company's expense (which expense shall not be borne by the Seller) in any audit of the Seller's


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

consolidated federal income Tax Returns and, to the extent applicable, state consolidated, combined or unitary income Tax Returns, to the extent such audits relate to the Company and its Subsidiaries. The Seller shall control such audits. The Seller shall not, however, settle any such audit in a manner that would adversely affect the Company and its Subsidiaries after the Closing Date without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

     11.8 REFUNDS. The Seller shall immediately pay to the Buyer any Tax refund (or reduction in Tax liability) resulting from a carryback of post-acquisition Tax attribute of any of the Company and its Subsidiaries into the Seller's consolidated Tax Return, when such refund (or reduction) is realized by the Seller's group. At the Buyer's request, the Seller will cooperate with the Company and its Subsidiaries in obtaining such refund (or reduction), including through the filing of amended Tax Returns or refund claims. This Section 11.8 is limited to those post-acquisition Tax attributes as to which the Company and it Subsidiaries cannot elect to waive a carryback. Any Tax attributes carried back by the Company and its Subsidiaries will be considered to produce a refund (or reduced liability) only after all Tax attributes of the Seller and other members of the Seller's group have been used or deemed used (in the case of any such Seller group attribute that could have been used in the absence of the carryback). The Buyer agrees to indemnify the Seller for any Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise to the extent such disallowance eliminated a refund that the Buyer had previously paid to Buyers pursuant to this Section 11.8.

     11.9 TAX SHARING. All tax-sharing agreements or similar arrangements with respect to or involving the Company and its Subsidiaries, including, without limitation, the Tax Sharing Agreement, shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

     11.10 POST-CLOSING ELECTIONS. At the Seller's request, the Buyer shall cause any of the Company and its Subsidiaries to make or join with the Seller in making any election if the making of such election will not have an adverse impact on the Buyer or any of the Company and its Subsidiaries for any post-acquisition Tax period.

                                   ARTICLE 12
                                   TERMINATION

     12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, notwithstanding approval thereof by the stockholders of the
Seller:

          (a) By mutual written consent duly authorized by the boards of directors of the Buyer and the Seller;

          (b) By either the Buyer or the Seller if the Closing shall not have occurred on or before June 1, 2006; provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (c) By either the Buyer or the Seller, if a court of competent jurisdiction or Governmental Body shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which permanently restrains, enjoins or otherwise prohibits the transactions contemplated herein;

          (d) By either the Buyer or the Seller, if, at the Seller Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Seller to approve and adopt this Agreement shall not have been obtained;

          (e) By the Buyer, if the board of directors of the Seller or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the transactions contemplated herein, (ii) failed to present and recommend the approval and adoption of this Agreement to the stockholders of the Seller, or withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Buyer, its recommendation or approval of this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the stockholders of the Seller within five (5) Business Days of when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Seller vote in favor of the adoption of this Agreement), (iv) entered, or caused the Seller or the Company to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal other than the transactions contemplated herein, (v) taken any other action prohibited by Section 6.16, or (vi) resolved or announced its intention to do any of the foregoing;

          (f) By the Buyer, if the Buyer is not in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Seller or the Company herein become untrue or inaccurate such that Section 8.1 would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 12.1(f)), or (ii) there has been a breach on the part of the Seller or the Company of any of its covenants or agreements contained in this Agreement such that Section 8.2 would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 12.1(f), with the Parties hereto acknowledging that a breach of the Seller's and/or the Company's covenants contained in Section 6.10(a) with respect to obtaining the Buyer's consent to transfer assets structured as a "gain on sale" or pursuant to a whole loan sale shall be deemed to mean that
Section 8.2 would not be satisfied), and, in both case (i) and case (ii), such breach (if curable) has not been cured thirty (30) days after notice to the Seller;

          (g) By the Seller, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Buyer herein become untrue or inaccurate such that Section 9.1 would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 12.1(g)), or (ii) there has been a breach on the part of the Buyer of any of its covenants or agreements contained in this Agreement such that Section 9.2 would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 12.1(g)), and such breach (if curable) has not been cured within thirty (30) days after notice to the Buyer;


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

          (h) By the Buyer, if (i) any change, occurrence, development, or series of changes, occurrences or developments (whether related or unrelated) shall have occurred, been threatened or become known to the Buyer that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company, its Subsidiaries, or any of their businesses, or (ii) there shall have been a material adverse development in any pending litigation that, in the reasonable good faith judgment of the Buyer, after consultation with legal counsel, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company, its Subsidiaries, or any of their businesses;

          (i) By the Seller, pursuant to the terms of Section 12.3(d);

          (j) By the Seller, in connection with entering into an agreement in accordance with Section 6.16(c), provided the Seller and the Company have complied with all provisions thereof, including the notice provisions therein; or

          (k) By the Buyer, upon written notice to the Seller, if (i) the Buyer or any of its affiliates has received any request for additional information from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and the Buyer determines, in its sole discretion, that complying with such request would be burdensome to the Buyer, or (ii) the Federal Trade Commission or the Antitrust Division of the Department of Justice has affirmatively denied the requisite approvals under the HSR Act necessary for the consummation of the transactions contemplated herein.

     12.2 EFFECT OF TERMINATION. Except as provided in this Section 12.2, in the event of the termination of this Agreement pursuant to Section 12.1, this Agreement (other than this Sections 12.2, Section 12.3 and Article 13, which shall survive such termination) will forthwith become void, and there will be no Liability on the part of the Buyer, the Seller or the Company or any of their respective officers or directors to the other and all rights and obligations of any Party hereto will cease, except that, subject to Section 12.3, nothing herein will relieve any party from Liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

     12.3 FEES, EXPENSES AND OTHER PAYMENTS.

          (a) Except as set forth in this Section 12.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the transactions contemplated herein are consummated; provided, however, that the Buyer and the Seller shall share equally all fees payable in connection with filings made under the HSR Act.

          (b) If (i) the Buyer shall terminate this Agreement pursuant to
Section 12.1(b), Section 12.1(d) or Section 12.1(f) and, within nine (9) months of such termination, the Seller enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal, (ii) the Buyer shall terminate this Agreement pursuant to Section 12.1(e) or (iii) the Seller shall terminate this Agreement pursuant to Section 12.1(j); then in each case the Seller shall promptly, but in no event later than two (2) Business Days after the date of such termination (or in the case of clause (i), if later, the date the Company or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay the Buyer an amount equal to $2.5


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

million by wire transfer of immediately available funds. The payment of such amount by the Seller, along with the payment of any amounts owing pursuant to the terms of Section 12.3(c), shall be in satisfaction of all amounts and claims that the Buyer may have for any breach of any representation, warranty, covenant or agreement contained herein or in any documents executed in connection herewith.

          (c) If this Agreement is terminated by the Buyer pursuant to Section 12.1(b) (and within nine (9) months of such termination, the Seller enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal), Section 12.1(d), Section 12.1(e) or Section 12.1(f) or by the Seller pursuant to Section 12.1(j), then the Seller shall reimburse the Buyer for all its Expenses not later than two (2) Business Days after the date of such termination (or in the case of a termination pursuant to Section 12.1(b), within two (2) Business Days after entering into such definitive agreement).

          (d) If, on or before June 1, 2006, all of the conditions to the Buyer's obligations to effect the transactions contemplated herein set forth in
Article 8 have been satisfied in full and this Agreement has not otherwise been terminated pursuant to Section 12.1, and the Buyer shall fail or refuse to consummate the transactions contemplated herein, then two (2) Business Days after receipt of written notice from the Seller stating that all conditions set forth in Article 8 have been satisfied in full and a demand being made to consummate the transactions contemplated herein, this Agreement shall be deemed to be terminated by the Seller and the Buyer shall pay to the Seller an amount equal to $2.5 million in immediately available funds plus Expenses. The payment of such amount by the Buyer shall be in satisfaction of all amounts and claims that the Seller or the Company may have for any breach of any representation, warranty, covenant or agreement contained herein or in any documents executed in connection herewith.

          (e) As used in this Agreement, the term "Expenses" shall mean those fees and expenses actually incurred by a party in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of outside counsel, investment bankers, accountants, experts, consultants and other representatives, not in excess of $250,000.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other Parties, which approval shall not be unreasonably withheld or delayed; provided, however, that each of the Seller, the Company, and the Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will provide the other Parties to this Agreement with a draft of the proposed disclosure sufficiently in advance to permit such other Parties to provide comments to the disclosure and the disclosing Party will revise such disclosure to reflect all reasonable comments before making the disclosure).


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

     13.2 NO THIRD PARTY BENEFICIARIES. Notwithstanding any other provision or obligation herein to the contrary, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     13.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein), and that certain letter agreement, dated as of June 1, 2005, by and between the Seller and ACC, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     13.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its directly or indirectly owned Subsidiaries and (b) designate one or more of its directly or indirectly owned Subsidiaries to perform its obligations hereunder.

     13.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     13.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:  Bay View Capital Corporation
                        1840 Gateway Drive
                        San Mateo, CA 94404
                        Attn: Charles G. Cooper

     If to the Company: Bay View Acceptance Corporation
                        1840 Gateway Drive
                        San Mateo, CA 94404
                        Attn: Charles G. Cooper

     Copy to:           Patton Boggs LLP
                        2001 Ross Avenue
                        Suite 3000
                        Dallas, Texas 75201
                        Attn: Larry A. Makel, Esq.


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

                              David P. McLean. Esq.

     If to the Buyer:   AmeriCredit Corp.
                        801 Cherry Street
                        Suite 3900
                        Fort Worth, Texas 76102
                        Attn: Preston A. Miller

     Copy to: Jenkens & Gilchrist, A Professional Corporation 1445 Ross Avenue, Ste. 3700
                        Dallas, Texas 75202
                        Attn: L. Steven Leshin, Esq.
                              Gregory J. Schmitt, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     13.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas.

     13.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Company and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     13.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     13.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have


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

independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     13.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     13.13 SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 13.14 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     13.14 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Dallas County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 13.7 above. Nothing in this Section 13.14, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     13.15 AMERICREDIT CORP. GUARANTY. AmeriCredit Corp. guarantees the performance of the Buyer's obligations under this Agreement and any other agreements executed by the Buyer pursuant hereto.

      [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY; SIGNATURE PAGES FOLLOW.]


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

     IN WITNESS WHEREOF, the undersigned parties have hereunto duly executed this Agreement as of the date first written above.

                                        BUYER:

                                        AMERICREDIT FINANCIAL SERVICES, INC.


                                        By: /s/ Preston A. Miller
                                            ------------------------------------
                                        Name: Preston A. Miller
                                        Title: Executive Vice President and
                                               Chief Operating Officer -
                                               Originations


                                        SELLER:

                                        BAY VIEW CAPITAL CORPORATION


                                        By: /s/ Charles G. Cooper
                                            ------------------------------------
                                        Name: Charles G. Cooper
                                        Title: President and Chief Executive
                                               Officer


                                        COMPANY:

                                        BAY VIEW ACCEPTANCE CORPORATION


                                        By: /s/ John Okubo
                                            ------------------------------------
                                        Name: John Okubo
                                        Title: Chief Financial Officer


                                        GUARANTOR:

                                        AMERICREDIT CORP.


                                        By: /s/ Preston A. Miller
                                            ------------------------------------
                                        Name: Preston A. Miller
                                        Title: Executive Vice President and
                                               Chief Operating Officer -
                                               Originations

                                    EXHIBIT A

                        INDEMNITY JOINT ACCOUNT AGREEMENT

     This INDEMNITY JOINT ACCOUNT AGREEMENT (this "Agreement") dated as of this ____ day of _____________, 200__, is made and entered into by and between AmeriCredit Financial Services, Inc., a Delaware corporation (the "Buyer"), and Bay View Capital Corporation, a Delaware corporation (the "Seller").

                                    RECITALS

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of November ___, 2005 (the "Purchase Agreement"), by and among Seller, Buyer, and Bay View Acceptance Corporation, a Nevada corporation, Seller has agreed to sell and Buyer has agreed to purchase all of the outstanding capital stock of Bay View Acceptance Corporation;

     WHEREAS, Section 2.3(b) and 2.4(b) of the Purchase Agreement provide that, at the Closing, Buyer shall deliver certain amounts to a restricted account in the name of Seller, which shall have Buyer as a joint signatory thereto, under the terms of an Indemnity Joint Account Agreement; and

     WHEREAS, this is the Indemnity Joint Account Agreement contemplated by the Purchase Agreement;

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein made, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Restricted Account. Upon the execution of this Agreement, there shall be jointly established by Buyer and Seller with ________________________ (the "Bank") a restricted account in Seller's name (the "Restricted Account") into which there shall be deposited (a) the Restricted Amount and (b) any amounts in dispute related to the calculation of Estimated Net Book Value pursuant to
Section 2.4(b) of the Purchase Agreement (the "Disputed Amount"). The Restricted Amount and the Disputed Amount are sometimes collectively referred to herein as the "Escrowed Amount." Seller and Buyer shall be co-signers on the Restricted Account, and all withdrawals from the Restricted Account shall require the signatures of both Seller and Buyer. Throughout the term of this Agreement, the Escrowed Amount, less any amounts distributed therefrom during the term of this Agreement, shall be maintained as a part of the Restricted Account. Seller may invest or reinvest the Escrowed Amount only in (i) direct obligations of or obligations fully guaranteed by the United States of America or any agency or instrumentality thereof which have a maturity date of 90 days or less and (ii) money market funds investing primarily in the obligations described in item (i). Bank shall be instructed to mail hard copies of the monthly account statements concerning the Restricted Account to both Buyer and Seller.

     2. Receipts and Disbursements Associated with Escrowed Amount.

          (a) Interest accruing on the Escrowed Amount, net of fees, shall be paid to Seller. Such interest shall be reportable under Seller's federal tax identification number (___________) by way of IRS Form 1099 or other appropriate forms.

          (b) (i) Claims for indemnification made pursuant to Article 10 of the Purchase Agreement to be paid from the Restricted Amount shall be made on or prior to the expiration of the Survival Period (the "Indemnity Termination Date"). Buyer shall give a written notice (a "Notice") to Seller specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") which could reasonably be expected to result in Damages for which indemnification to Buyer Indemnified Parties has been provided under the Purchase Agreement (the "Indemnification Amount"). If Seller gives notice to Buyer disputing any Claim (a "Counter Notice") within thirty (30) days following receipt by Seller of a Notice regarding such Claim, such Claim shall be resolved as provided in this
Section 2(b). If no Counter Notice is received by Buyer within such thirty (30) day period, then the Indemnification Amount claimed by Buyer in the Notice shall be deemed established for purposes of this Agreement, and, at the end of such thirty (30) day period, Seller and Buyer shall promptly cause to be returned to Buyer from the Restricted Amount an amount equal to the Indemnification Amount as claimed in the Notice.

          (ii) If a Counter Notice is given by Seller with respect to a Claim, Seller and Buyer shall disburse the appropriate amount from the Restricted Amount only in accordance with (A) joint written instructions of Buyer and Seller, (B) the written award of the arbitrators pursuant to this Section 2(b), or (C) a final judgment with no further right to appeal, upon an award rendered by a court of competent jurisdiction.

          (iii) If Buyer and Seller are unable to resolve any dispute within thirty (30) days of Seller's delivery of a Counter Notice, such dispute shall be resolved by final and binding arbitration in Dallas, Texas pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time. The parties agree that any party requesting arbitration of any dispute under this section must give formal written notice of the party's demand for arbitration. The parties further agree that each party may be represented by counsel in any proceeding under this section, and that all expenses and fees incurred in connection with any proceeding under this section shall be paid by the non-prevailing party (as determined by the arbitrators). Each party to this Agreement consents, on behalf of itself and its respective successors and assigns, to such binding arbitration in accordance with the terms of this section. The duty to arbitrate will survive the termination of this Agreement.

          (iv) In the event that (A) Seller and Buyer reach a settlement with respect to any Claim made by Buyer pursuant to this Section 2(b), or (B) the arbitrators determine the amount of any such Claim pursuant to Section 2(b)(iii), Buyer and Seller shall jointly cause to be disbursed from the Restricted Amount the appropriate amount to Buyer.

          (c) Upon the final determination of the Closing Net Book Value pursuant to Section 2.5 of the Purchase Agreement, if (i) the Closing Net Book Value is less than the Estimated Net Book Value, then Buyer and Seller shall jointly cause to be disbursed from the Disputed Amount the appropriate amount to Buyer, and (ii) the Closing Net Book Value is greater than the Estimated Net Book Value, then Buyer and Seller shall jointly cause to be disbursed from the Disputed Amount the appropriate amount to Seller, all pursuant to the terms of Section 2.6 of the Purchase Agreement.

     3. TERMINATION OF RESTRICTED ACCOUNT.

          (a) On the second Business Day following the Indemnity Termination Date and subject to Section 3(b) of this Agreement, unless any Claims have previously been asserted by delivery of a Notice under Section 2(b) and continue to be pending, Buyer and Seller shall promptly cause to be disbursed the remaining Restricted Amount to Seller. If, as of the Indemnity Termination Date, any Claims have previously been asserted by delivery of a Notice under Section 2(b) prior to the Indemnity Termination Date and then continue to be pending, Buyer and Seller shall cause to be disbursed to Seller an amount equal to the remaining Restricted Amount less an amount having an aggregate value equal to the maximum amount of all such pending Claims under Section 2(b) (as shown in the Notices relating to such Claims, the "Indemnity Holdback Amount").

          (b) From and after the Indemnity Termination Date, each Claim that has been previously asserted prior to the Indemnity Termination Date by delivery of a Notice under Section 2(b) and continues to be pending on the Indemnity Termination Date ("Pending Claims"), and for which an amount was included in the Indemnity Holdback Amount, shall be treated as follows:

               (i) if a Counter Notice relating to such Pending Claim was not delivered by Seller prior to the Indemnity Termination Date and is not delivered by Seller within the applicable period following receipt by Seller of the Notice relating to such Pending Claim, then Buyer and Seller shall promptly cause to be disbursed to Buyer such amount of the Restricted Amount equal to the amount claimed in the Notice relating to such Pending Claim from the Indemnity Holdback Amount; and

               (ii) if a Counter Notice relating to such Pending Claim was delivered by Seller prior to the Indemnity Termination Date or is delivered by Seller within the applicable period following receipt by Seller of the Notice relating to such Pending Claim, then Buyer and Seller shall cause to be disbursed amounts from the Restricted Amount in accordance with the provisions of Section 2(b) of this Agreement.

     4. Fee. Any fees charged by Bank on the Restricted Account shall be payable by Seller from the income earned on the Restricted Amount or from Seller's other sources.

     5. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Seller:   Bay View Capital Corporation

                     1840 Gateway Drive
                     San Mateo, CA 94404
                     Attn: Charles G. Cooper

     Copy to:        Patton Boggs LLP
                     2001 Ross Avenue
                     Suite 3000
                     Dallas, Texas 75201
                     Attn: Larry A. Makel, Esq.
                           David P. McLean, Esq.

     If to Buyer:    AmeriCredit Corp.
                     801 Cherry Street
                     Suite 3900
                     Fort Worth, Texas 76102
                     Attn: Preston A. Miller

     Copy to: Jenkens & Gilchrist, A Professional Corporation 1445 Ross Avenue, Ste. 3700
                     Dallas, Texas 75202
                     Attn: L. Steven Leshin, Esq.
                           Gregory J. Schmitt, Esq.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     6. Miscellaneous.

     (a) All capitalized terms that are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

     (b) This Agreement (including the documents referred to herein), constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other party hereto; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its directly or indirectly owned Subsidiaries and (ii) designate one or more of its directly or indirectly owned Subsidiaries to perform its obligations hereunder.

     (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (e) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas.

     (g) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (h) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (i) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     (j) Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 6(k) below), in addition to any other remedy to which they may be entitled, at law or in equity.

     (k) Each of the parties submits to the jurisdiction of any state or federal court sitting in Dallas County, Texas, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5 above. Nothing in this Section 6(k), however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the undersigned Parties have hereto duly executed this Indemnity Joint Account Agreement as of the date first written above.

                                        BUYER:

                                        AMERICREDIT FINANCIAL SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SELLER:

                                        BAY VIEW CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                          TRANSITION SERVICES AGREEMENT

     THIS TRANSITION SERVICES AGREEMENT (the "Services Agreement"), dated as of _________, 200__, by and among AmeriCredit Financial Services, Inc., a Delaware corporation (the "Buyer"), Bay View Acceptance Corporation, a Nevada corporation (the "Company"), and Bay View Capital Corporation (the "Seller," and together with Buyer and the Company, the "Parties").

                                    RECITALS

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of November ____, 2005 (the "Purchase Agreement"), by and among Seller, Buyer, and the Company, Seller has agreed to sell and Buyer has agreed to purchase all of the outstanding capital stock of the Company;

     WHEREAS, pursuant to the Purchase Agreement, Seller, Buyer and the Company have agreed to execute and deliver this Services Agreement;

     WHEREAS, Buyer and the Company desire to engage the Seller to provide Buyer and the Company with certain transition support services, and Seller desires to perform such services for Buyer and the Company in accordance with the terms and conditions set forth herein; and

     WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meaning given to such terms in the Purchase Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

                                   ARTICLE 1

    PROVISION OF THE SERVICES; ACCESS TO PREMISES FOR CERTAIN PURPOSES; TERM

          Provision of Services.

          (a) Subject to the other terms and conditions of this Services Agreement, during the Term (as defined herein), Seller shall provide, or cause one or more of its wholly-owned direct and indirect subsidiaries to provide, to the Buyer and the Company the services set forth on Exhibit A attached hereto. The Parties shall negotiate in good faith the scope and duration of such services, which duration shall not be in excess of the Term. For purposes of this Services Agreement, "Transition Services" shall mean collectively all of the services provided by Seller hereunder. The Parties shall negotiate in good faith the cost of the Services, which shall take into account the market conditions and scope of the Services.

          (b) Seller, Buyer and the Company shall cooperate reasonably and in good faith to implement the Services Agreement during the transition period to avoid disruption of the Company's business operations during the transition period.

          (c) Buyer and the Company shall make available on a timely basis to Seller all information reasonably requested or otherwise required by Seller to provide the Transition Services. Buyer and the Company shall give Seller reasonable access, during regular business hours and at such other times as are reasonably required, to its premises for the purposes of providing the Transition Services.

          (d) The Parties shall use commercially reasonable efforts to comply with all federal and state laws and regulations in the performance of their duties and obligations hereunder, including, without limitation, any federal and state laws affecting the automobile finance business.

          (e) This Services Agreement shall commence on the Closing Date and shall continue as long as the latest duration of any Service negotiated by the Parties hereunder (the "Term"), but in no event longer than six (6) months after the Closing Date (the "Termination Date"); provided, however, that Buyer and the Company may terminate any individual Service prior to the expiration of the Term.

                                    ARTICLE 1

              SCOPE OF PERFORMANCE; INDEPENDENT CONTRACTOR; PAYMENT

          (a) Unless otherwise agreed by the Parties, the Transition Services shall be performed by Seller for Buyer and the Company in a substantially similar manner to the manner in which such Services were generally performed by Seller in connection with the operation of the Company's business prior to the date of this Services Agreement, and the Company shall use such Transition Services for substantially the same purposes and in substantially the same manner as the Company had used such Services to operate the Company's business prior to the date hereof.

          Each Party shall operate as, and have the status of, independent arms' length contractors and shall not act as or be a partner, agent, co-venturer or employee of the other Party. Except as reasonably necessary to perform the Transition Services, neither Party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever.

          Fees.

          (a) With respect to each of the Transition Services, Buyer or the Company shall pay to Seller the monthly charge for such Transition Service that is negotiated between the Parties, together with any reasonably incurred third party expenses (which Seller shall provide reasonable advance notice to the Company of, prior to incurring such third party expenses), within thirty (30) days from the date of invoice for the prior month's Transition Services.

          (b) An invoice will be rendered each month by Seller to Buyer and the Company on a monthly basis with respect to all amounts payable hereunder (the "Invoiced Amount"), listing the Transition Services provided and the amount payable hereunder for providing the Transition Services. Buyer or the Company shall pay the Invoiced Amount to Seller by wire transfer.

          Disclaimer of Warranty. SUBJECT TO SECTION 2.1(a), SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSITION SERVICES PROVIDED HEREUNDER.

          Limitation on Remedies. NOTWITHSTANDING THE FORUM IN WHICH ANY CLAIM OR ACTION MAY BE BROUGHT OR ASSERTED OR THE NATURE OF ANY SUCH CLAIM OR ACTION, IN NO EVENT SHALL SELLER OR ITS SUBSIDIARIES BE LIABLE TO THE BUYER OR THE COMPANY IN CONNECTION WITH OR ARISING OUT OF SELLER PROVIDING THE TRANSITION SERVICE SPECIFIED IN THIS SERVICES AGREEMENT IN AN AMOUNT WHICH SHALL EXCEED THE LESSER OF (A) THE AMOUNT OF THE CLAIM, OR (B) THE MONTHLY PAYMENT MADE FOR THE TRANSITION SERVICE GIVING RISE TO SUCH CLAIM OR ACTION.

                                    ARTICLE 1

                                   LIABILITIES

          Consequential and Other Damages. Neither Seller nor its subsidiaries shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any indirect, special, consequential or punitive damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Transition Service hereunder, including but not limited to, loss of profits, business interruptions and claims of customers.

          Release and Indemnity.

          (a) Except as specifically set forth in this Services Agreement, Buyer and the Company hereby release Seller, its subsidiaries, employees, agents, shareholders, officers and directors ("Seller's Indemnitees") and without limitation of any other rights and remedies available to Seller at law or in equity or pursuant to any other agreement agrees to indemnify and hold harmless the Seller's Indemnitees, from any and all claims, demands, complaints, liabilities, losses, damages (other than indirect, incidental, consequential or punitive damages of the Seller's Indemnitees), and all reasonable costs and expenses arising from or relating to the provision or use of the Transition Services provided hereunder pursuant to this Services Agreement to the extent not arising from the gross negligence or willful misconduct of the Seller. The foregoing indemnification shall be the sole remedy of the Seller's Indemenitees hereunder for any third-party claims. Buyer shall control the defense and settlement of any such claims, and shall not be liable for any settlement of any claim by a Seller Indemnitee without the consent of Buyer. The Seller's Indemnitees shall cooperate with Buyer and the Company with respect to such claims.

          (b) Without limitation of any other provision of this Services Agreement or any other rights and remedies available to Buyer or the Company at law or in equity pursuant to any other agreement, Seller covenants and agrees to indemnify and hold harmless Company, and each of its employees, agents, shareholders, officers and directors ("Buyer's Indemnitees"), from any and all claims, demands, complaints, liabilities, losses, damages (other than indirect, incidental, consequential or punitive damages of the Buyer's Indemnitees), and all reasonable costs and expenses arising from or relating to the gross negligence and willful misconduct of Seller in connection with the provision of the Transition Services. The foregoing indemnification shall be the sole remedy of the Buyer's Indemenitees hereunder for any third-party claims. Seller shall control the defense and settlement of any such claims, and shall not be liable for any settlement of any claim by a Buyer Indemnitee without the consent of Seller. The Buyer's Indemenitees shall cooperate with Seller with respect to such claims.

                                    ARTICLE 1

                                   TERMINATION

          Breach of Services Agreement. If any Party shall cause or suffer to exist any breach of any of its obligations under this Services Agreement, and said Party does not cure such default within thirty (30) days after receiving written notice thereof from the non-breaching Party may terminate this Services Agreement, including the provision of the Services pursuant hereto, immediately by providing written notice of termination.

          Effect of Termination. Sections 2.2, 2.3, 3, 4.2, and 5 shall survive any termination of this Services Agreement.

                                    ARTICLE 1

                                  MISCELLANEOUS

          Entire Agreement. This Services Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the Transition Services.

          Succession and Assignment. This Services Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Seller may (a) assign any or all of its rights and interests hereunder to one or more of its directly or indirectly owned Subsidiaries and (b) designate one or more of its directly or indirectly owned Subsidiaries to perform its obligations hereunder; provided, further, however, that such assignment or delegation shall not relieve Seller of any of its obligations hereunder.

          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:    Bay View Capital Corporation
                          1840 Gateway Drive
                          San Mateo, CA 94404
                          Attn: Charles G. Cooper

     Copy to:             Patton Boggs LLP
                          2001 Ross Avenue
                          Suite 3000
                          Dallas, Texas 75201
                          Attn: Larry A. Makel, Esq.
                                David P. McLean, Esq.

     If to the Buyer:     AmeriCredit Corp.
                          801 Cherry Street, Suite 3900
                          Fort Worth, Texas 76102
                          Attn: Preston A. Miller

     If to the Company:   Bay View Acceptance Corporation
                          801 Cherry Street, Suite 3900
                          Fort Worth, Texas 76102
                          Attn: Preston A. Miller

     Copy to: Jenkens & Gilchrist, A Professional Corporation 1445 Ross Avenue, Ste. 3700
                          Dallas, Texas 75202
                          Attn: L. Steven Leshin, Esq.
                                Gregory J. Schmitt, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          Governing Law. This Services Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas.

          Amendments and Waivers. No amendment of any provision of this Services Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Company and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          Severability. Any term or provision of this Services Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Services Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          Specific Performance. Each of the Parties acknowledges and agrees that the other Parties may be damaged irreparably in the event any of the provisions of this Services Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Services Agreement and to seek enforcement of this Services Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

          Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Dallas County, Texas, in any action or proceeding arising out of or relating to this Services Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Services Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 5.5 above. Nothing in this Section 5.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity.

IN WITNESS WHEREOF, the undersigned Parties have hereto duly executed this Services Agreement as of the date first written above.

                                        AMERICREDIT FINANCIAL SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BAY VIEW ACCEPTANCE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BAY VIEW CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                     SERVICE

Financial Services (Finance/Accounting)
   1. Controller functions
   2. Accounting data & systems mgmt functions
   3. Accounts payable
   4. Accounts receivable
   5. Treasury functions

IT Support Services
   1. Data and telephone network infrastructure support
   2. Hardware and software technical support for data and voice systems and applications
   3. Help desk

Operations Support
   1. Office facilities and maintenance

Human Resources Support

                                    EXHIBIT C

                Opinion of Counsel to the Seller and the Company

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, has the requisite corporate power and authority to own, lease, operate and otherwise hold its properties and assets and to carry on its business as, to our knowledge, it is now being conducted and, to our knowledge, is in good standing and duly qualified to conduct business as a foreign corporation in each jurisdiction listed on Annex A hereto.

     2. Each of the Subsidiaries of the Company is an entity validly existing and in good standing under the laws of the state of its incorporation or formation, has the requisite corporate or other power and authority to own, lease, operate and otherwise hold its properties and assets and to carry on its business as, to our knowledge, it is now being conducted and, to our knowledge, is in good standing and duly qualified to conduct business as a foreign corporation or entity in each jurisdiction listed on Annex B.

     3. The Seller has requisite corporate power and authority to execute and deliver the Purchase Agreement and the other agreements related thereto to which it is a signatory and to consummate the transactions contemplated therein. The Agreement and the other agreements related thereto to which the Seller is a signatory have been duly authorized, executed and delivered by the Seller and each such agreement is a valid and binding obligation of the Seller, enforceable in accordance with its.

     4. The Company has requisite corporate power and authority to execute and deliver the Purchase Agreement and the other agreements related thereto to which it is a signatory and to consummate the transactions contemplated therein. The Agreement and the other agreements related thereto to which the Company is a signatory have been duly authorized, executed and delivered by the Company and each such agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

     5. (a) The authorized capital stock of the Company consists of 1,000 shares of stock, $.01 par value per share, all of which are designated as common stock. The Company Shares have been duly authorized and validly issued and to our knowledge, are fully paid and nonassessable. [Except as set forth in the Disclosure Schedule, ]there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any shares of its capital stock (other than the rights of the Buyer under the Purchase Agreement). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Company Shares. There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock.

          (b) Each outstanding share of capital stock or other equity ownership interest of each of the Company's Subsidiaries has been duly authorized and validly issued and to our knowledge, is fully paid and nonassessable. Except as set forth in the Disclosure Schedule, (i) there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company's Subsidiaries to issue, sell or otherwise cause to become outstanding any of such Subsidiary's capital stock; (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary; (iii) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any of the Company's Subsidiaries; and (iv) there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any of the capital stock of any of the Company's Subsidiaries.

     6. To our knowledge, there is not now pending any litigation of any kind or nature or any governmental or administrative investigation or proceeding to which the Company or any of its Subsidiaries is a party, except as disclosed in the Disclosure Schedule, or to which the Seller is a party and which, if determined adversely, could prevent the consummation of any of the transactions contemplated by the Purchase Agreement.

     7. Neither the execution and delivery of the Purchase Agreement or the other agreements related thereto by the Seller, nor the consummation of the transactions contemplated therein, will (a) violate any constitution, statute, regulation or rule applicable to the Seller, (b) violate the charter or bylaws of the Seller, or (c) except as could not reasonably be expected to result in a Material Adverse Effect on the Seller, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any of the agreements or contracts listed on Annex C.

     8. Neither the execution and delivery of the Purchase Agreement or the other agreements related thereto by the Company, nor the consummation of the transactions contemplated therein, will (a) violate any constitution, statute, regulation or rule applicable to the Company or any of its Subsidiaries, (b) violate any provision of the Company Certificate, Company Bylaws, Subsidiary Formation Documents or Subsidiary Governance Documents, or (c) except as set forth in the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Commitment, Securitization Agreement, Warehouse Agreement, or Derivative listed on Annex D.

     9. Other than as set forth in the Disclosure Schedule, no approval of or filing with any federal, state or local court, authority or administrative agency which has not been obtained or made is necessary to authorize the execution and delivery of the Purchase Agreement and the other agreements related thereto by the Seller or the Company.

     10. All corporate proceedings of the Seller necessary to effectuate the transactions contemplated by the Purchase Agreement and the other agreements related thereto have been duly taken in accordance with applicable Law.

     11. All corporate proceedings of the Company necessary to effectuate the transactions contemplated by the Purchase Agreement and the other agreements related thereto have been duly taken in accordance with applicable Law.

[FINAL OPINION WILL CONTAIN USUAL AND CUSTOMARY QUALIFICIATIONS AND ASSUMPTIONS]


                                       C-3